                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             MIV THERAPEUTICS, INC.
                             ----------------------
                 (Name of small business issuer in its charter)

         Nevada                                                     n/a
------------------------------                               -------------------
   (State or jurisdiction of                                  (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                      3841
                          ----------------------------
                          (Primary Standard Industrial
                           Classification Code Number)

    1-8765 Ash Street, Vancouver, B.C., Canada, V6P 6T3, Tel. (604) 301-9545
    ------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

               1-8765 Ash Street, Vancouver, B.C., Canada, V6P 6T3
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:

Thomas A. Braun                                 Alan Lindsay
Thomas Braun Law Corporation                    President
309 - 837 West Hastings Street                  MIV Therapeutics, Inc.
Vancouver, BC  V6C 3N6                          1-8765 Ash Street
Fax (604) 605-0508                              Vancouver, BC  V6B 2K7
                                                Fax (604) 301-9546

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement is declared effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



                                        CALCULATION OF REGISTRATION FEE

 Title of each class of securities    Dollar Amount to      Offering price       Maximum aggregate          Amount of
         to be registered               be registered       per share (1)        offering price (1)     registration fee
------------------------------------ -------------------- ------------------- ------------------------- ------------------
Shares of Common Stock Par Value       1,000,000 shares        $0.50                 $500,000               $46.00
$0.001 per share, issuable upon
exercise of warrants

(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the high and low prices per share of the common stock reported on the OTC Bulletin Board as of January 16, 2003 a date within five business days prior to the filing of this registration statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   PROSPECTUS

                             MIV THERAPEUTICS, INC.
                    1,000,000 COMMON STOCK PURCHASE WARRANTS

The selling shareholder named in this prospectus is offering all of the shares of common stock issuable upon exercise of the warrants and offered through this prospectus. The warrants were acquired by the selling shareholder directly from the Company in a private offering that was exempt from registration under the US securities laws.

The selling shareholder will sell at prevailing market prices or privately negotiated prices.

The Company's common stock is presently traded on the OTC Bulletin Board under the stock symbol MIVT.

-----------------------

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLES "RISK FACTORS" ON PAGES 6 - 10.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-----------------------

The Date of this Prospectus is:     January 15, 2003

TABLE OF CONTENTS

                                                                            Page
PART I - INFORMATION REQUIRED IN PROSPECTUS

Summary Information & Risk Factors ..........................................5
Use of Proceeds..............................................................10
Determination of Offering Price..............................................10
Dilution.....................................................................10
Selling Security Holders.....................................................11
Plan of Distribution.........................................................12
Legal Proceedings............................................................13
Directors, Executive Officers, Promoters and Control Management..............14
Security Ownership of Certain Beneficial Owners and Management...............16
Description of Securities....................................................18
Interest of Named Experts and Counsel........................................19
Disclosure of Commission Position on Indemnification for
      Securities Act Liabilities.............................................20
Description of Business......................................................20
Management's Discussion and Analysis or Plan of Operation....................23
Description of Property......................................................27
Certain Relationships and Related Transactions...............................30
Market for Common Equity and Related Stockholder Matters.....................30
Executive Compensation.......................................................31
Financial Statements.........................................................32
Changes in and Disagreements with Accountants on Accounting
      and Financial Disclosure...............................................32

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers....................................33
Other Expenses of Issuance and Distribution..................................37
Recent Sales of Unregistered Securities......................................37
Exhibits.....................................................................39
Undertakings.................................................................39
Signatures...................................................................41

                   PART I - INFORMATION REQUIRED IN PROSPECTUS

                      SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that you should consider before receiving a distribution of our common stock. You should read this entire prospectus carefully.

FINANCIAL SUMMARY INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth under "Management Discussion and Analysis" and the accompanying consolidated Financial Statements of the Company and related notes includes elsewhere in this prospectus.


INCOME STATEMENT DATA                   SIX MONTH PERIOD ENDED       YEAR ENDED MAY 31, 2002
(AUDITED)                                    NOVEMBER 30, 2002
-----------------------------------  ----------------------------  ----------------------------
Revenue                                                     $0                            $0
Expenses                                            $1,803,113                    $4,739,513
Interest Income                                             $0                       ($4,436)
Minority Interest Share of Loss                             $0                     ($805,611)
Net Profits (Losses)                               ($1,803,113)                  ($3,929,466)


BALANCE SHEET DATA (AUDITED)           AS AT NOVEMBER 30, 2002        YEAR ENDED MAY 31, 2002
-----------------------------------  ----------------------------  ----------------------------
Working Capital (deficit)                            ($574,826)                    ($646,178)
Total Assets                                          $634,517                      $818,450
Total Liabilities                                     $771,636                      $836,530
Shareholders Equity (deficit)                        ($137,119)                     ($18,080)


Our auditors have expressed substantial doubt regarding our ability to continue as a going concern.

MIV THERAPEUTICS, INC. BUSINESS SUMMARY

MIV Therapeutics, Inc. (the "Company", "MIVT") is involved in the design, manufacture and development a new generation of implantable medical devices that will utilize its advanced biocompatible stent coating and drug-delivery technologies. The Company's business objective is to be a leader in coating technologies and drug-delivery devices for both cardiovascular and non-vascular disorders.

THE OFFERING

Securities Offered                        1,000,000 shares of common stock
                                          issuable upon exercise of the warrants

Minimum number of shares                  None
to be sold in this offering

Securities Issued and to                  Prior to the Offering:
be issued                                 ----------------------
                                          19,807,435 common shares issued
                                          2,250,963 common shares outstanding
                                          but not issued pursuant to the
                                          Company's Stock Plan 0 preferred
                                          shares 5,736,021 warrants
                                          to purchase common stock

                                          After the Offering:
                                          -------------------
                                          20,807,435 common shares issued (based
                                          on the maximum offering of 1,000,000
                                          shares being issued)
                                          2,250,964 common shares outstanding
                                          but not issued pursuant to the
                                          Company's Stock Plan
                                          0 preferred shares
                                          4,736,021 warrants to purchase common
                                          stock

Use of Proceeds                           The Company will not receive any
                                          proceeds from the sale of the common
                                          stock underlying the warrants by the
                                          selling shareholder.

                                          The Company will receive $0.40 per
                                          share for a maximum of $400,000 which
                                          will be used for general corporate
                                          purposes.

RISK FACTORS

The business of the Company involves a number of risks and uncertainties that could cause actual results to differ materially from results projected in any forward-looking statement, or statements, made in this report. These risks and uncertainties include, but are not necessarily limited to the risks set forth below. The Company's securities are speculative and investment in the Company's securities involves a high degree of risk and the possibility that the investor will suffer the loss of the entire amount invested.

DEVELOPMENT STAGE COMPANY

The Company is in the development stage and currently has no products approved for sale or use. The Company will not be able to sell significant quantities of its products until such time, if ever, as it receives regulatory approval to commercially market such products, and thus the Company's long-term viability, growth, and profitability will depend upon successful testing, approval, and commercialization of the MIVI Stent or other products resulting from its research and development activities. Adverse or inconclusive results in clinical trials of these products could significantly delay or ultimately preclude any regulatory approvals, and even if obtained there can be no assurance that any product approval would lead to the successful commercialization of the product approved. Furthermore, the Company does not expect to begin the regulatory approval process in the United States for at least the next three years, and will only pursue approval and marketing of its products in the countries recognizing the CE Mark, such as most European and Asian countries.

LIMITED OPERATION HISTORY.

The Company has a limited operating history upon which an evaluation of its prospects can be made. There can be no assurance that the Company will effectively execute MIV's business plan or manage any growth of the MIV business, or that the Company's future operating and financial forecast will be met. Future development and operating results will depend on many factors, including access to adequate capital, the completion and regulatory approval of marketable products, the demand for the Company's products, the level of product and price competition, the Company's success in setting up and expanding distribution channels, and whether the Company can control costs. Many of these factors are beyond the control of the Company. In addition, the Company's future prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business in the medical device industry, which is characterized by intense competition, rapid technological change, highly litigious competitors, potential product liability and significant regulation.

HISTORY OF LOSSES, ANTICIPATED FUTURE LOSSES.

Since inception, the Company has suffered recurring losses. The Company has funded its operations through the issuance of common stock, and through related party loans since inception, in order to meet its strategic objectives. The Company anticipates that losses will continue until such time, if ever, as the Company is able to generate sufficient revenues to support its operations. The Company's ability to generate revenue primarily depends on its success in completing development and obtaining regulatory approvals for the commercial sale of the products under development. There can be no assurance that any such events will occur, that the Company will attain revenues from commercialization of its products, or that the Company will ever achieve profitable operations.

UNPREDICTABILITY OF REVENUES.

The life cycle of the products that the Company plans to develop is difficult to predict. Failure to gain timely market acceptance of its products would have a material adverse effect on the Company's ability to generate revenue, and would have a material adverse effect on the Company's business, financial condition and results of operations. To successfully gain market acceptance, the Company must develop the ability to manufacture its products in large quantities in compliance with regulatory requirements and at an acceptable cost. The Company has no long-term experience in manufacturing stent products, and could experience difficulties in development or manufacturing that may have a material adverse effect on the Company's ability to market its product. Moreover, there can be no assurance that the Company will be successful in scaling up manufacturing operations sufficient to produce its products in sufficient volume to generate market acceptance.

COMPETITION AND MARKET FACTORS.

The market in which the Company intends to operate is dominated by several large firms with established products, and the Company's success is dependant upon acceptance of its products by the medical community as reliable, safe and cost-effective. It may be difficult or impossible for the Company to achieve such acceptance of its products in view of these market conditions. In addition, the Company's competitors are more financially stable than the Company and have significant resources for research and development available to them. Thus it is likely that they will be quicker to market than the Company, with products that will compete with its products, should it be successfully approved and commercialized. Moreover, even if the Company successfully brings its products to market ahead of its projected competitors, established competitors could quickly bring products to market that would compete. In addition, the medical device market is subject to constant introduction of new products and designs. Market acceptance of the Company's products may be influenced by new products or technologies that come to market, which could render the Company's products obsolete or prohibitively expensive.

DEPENDENCE ON FINANCING.

The Company's capital requirements have been and will continue to be significant. The Company will be dependant on future financing to fund its research and development as well as other working capital requirements. The Company estimates that its current working capital will support its activities for no more than four months. After that time, the Company will need additional financing. The Company is currently anticipating further subscriptions for its common stock, but there can be no assurance that these subscriptions will be forthcoming or that they will result in sufficient capital for the Company to meet its current and expected working capital needs. It is not anticipated that any of the officers, directors or current shareholders of the Company will provide any significant portion of the Company's future financing requirements. Furthermore, in the event that the Company's plans change, its assumptions change or prove inaccurate, or its capital resources prove to be insufficient to fund operations, the Company could be required to seek additional financing sooner than currently anticipated, or in greater amounts than is currently anticipated. Any inability to obtain additional financing when needed would have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or possibly cease its operations. In addition, any future equity financing may involve substantial dilution to the Company's existing shareholders.

DEPENDENCE MANAGEMENT AND RECRUITING.

The Company currently has 6 full time employees and only three full-time officers and directors. In addition, the Company has entered into consulting agreements with three individuals two of whom are also a Directors, to provide management services to the Company. The remainder of the Company's management has been undertaken by independent consultants. This may make it difficult for the Company to attract capital investment sufficient to meet its capital needs. Because the Company is in the development stage and has not yet produced a marketable product, it will be reliant upon its ability to attract skilled members of the Stent or medical products industries. There can be no assurance that the Company will be able to identify suitable candidates for employment, or to attract them to the Company should they be identified. In addition, the Company will be heavily dependent upon creative design and engineering skills of individuals with whom it has little familiarity, and who may not perform as expected.

INTELLECTUAL PROPERTY RISKS.

The Company's success will depend in part on whether the Company can obtain patent protection for its products and processes, preserve trade secrets and proprietary technology, and operate without infringing upon patent or other proprietary rights of third parties. The Company has patent applications pending in the United States and in several foreign markets, and is in the process of filing additional foreign patent applications, but there can be no assurance that any of these patents will be issued or that patents will not be challenged. A significant number of medical device companies, other companies, universities, and research institutions have filed patent applications or have been issued patents relating to stents and stent delivery systems, and there has been substantial litigation in this area. Established companies in the medical products industry generally, and the stent industry in particular, are aggressive in attempts to block new entrants to their markets, and the Company's products, if successfully developed, may interfere with the intellectual property rights of these companies. The Company's success will depend on its products not infringing patents that the Company expects would be vigorously prosecuted. Furthermore, the validity and breadth of claims in medical technology patents involve complex legal and factual questions and, therefore, are highly uncertain. Even if the Company successfully patents the MIVI laser-cut stent, there can be no assurance that it would be able to successfully assert its patents against competing products. In addition, infringement claims against the MIVI laser-cut stent could be sufficiently expensive to have a material adverse effect on the Company's results or ability to continue marketing its products.

PRODUCT LIABILITY EXPOSURE.

The Company's business exposes it to potential product liability risks, which are inherent in the testing, manufacturing, marketing and sale of medical products. While the Company will take precautions it deems to be appropriate to avoid product liability suits against it, there can be no assurance that it will be able to avoid significant product liability exposure. Product liability insurance for the medical products industry is generally expensive, to the extent it is available at all. The Company has not yet sought to obtain product liability coverage. The Company intends to obtain such coverage when it is apparent that the MIVI Stent or other products developed bythe Company will be marketable. There can be no assurance that it will be able to obtain such coverage on acceptable terms, or that any insurance policy will provide adequate protection against potential claims. A successful product liability claim brought against the Company may exceed any insurance coverage secured by the Company, and could have a material adverse effect on the Company's results or ability to continue marketing its products.

UNCERTAINTY OF HEALTHCARE REIMBURSEMENT.

The health care industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operations of healthcare industry participants. During the past several years, government regulation of the healthcare industry has changed significantly in several countries. Healthcare industry participants may react to new policies by curtailing or deferring use of new treatments for disease, including treatments that would use the products that the Company intends to develop. This could substantially impair the Company's ability to successfully commercialize the MIVI Stent, which would have a material adverse effect on the Company's performance.

PENNY STOCK RULE.

The Company's common stock is listed on the OTCBB. Investors may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's common stock than would otherwise be the case were the Company's common stock listed on a more recognized stock exchange or quotation service. In addition, trading in the Company's common stock is currently subject to certain rules under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock." Penny stocks are generally non-Nasdaq equity securities with a market price less than $5.00 per share. The penny stock rules require broker-dealers selling penny stocks to make certain disclosures about such stocks to purchasers thereof, and impose sales practice restrictions on broker-dealers in certain penny stock transactions. The additional burdens imposed upon broker-dealers by these rules may discourage them from effecting transactions in the Company's common stock, which could limit the liquidity of the common stock and the ability of the Company's stockholders to sell their stock in the secondary market.

FORWARD- LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology including, "could" "may", "will ", "should", "expect", "plan", "anticipate", "believe", "estimate", "predict", "potential", the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

                                 USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholder.

If all of the redeemable stock purchase warrants are exercised, the Company will receive gross proceeds from exercise of the redeemable stock purchase warrants of approximately $400,000. The Company intends to use any such net proceeds for the general corporate purposes including working capital, research and development, and clinical trials.

The foregoing represents the Company's intentions based upon its present plans and business conditions. The occurrence of unforeseen events or changes in business conditions, however, could result in applying the proceeds from the exercise of the redeemable stock purchase warrants in a manner other than as described in this prospectus.


                         DETERMINATION OF OFFERING PRICE

The selling shareholder will sell at prevailing market prices or privately negotiated prices. The Company's common shares are quoted on the OTC Bulletin Board under the stock symbol "MIVT".

                                    DILUTION

The net tangible book value of our company as of November 30, 2002 was ($137,119) or ($0.0069) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of our company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to our company, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued upon exercise of the warrants. The amount of dilution will depend on the offering price and number of warrants exercised. The following example shows the dilution to new investors at an offering price of $0.50 per share.

If we assume that our company had issued 1,000,000 shares of common stock at an assumed offering price of $0.50 per share (ie, the maximum number of shares registered in this offering), for total proceeds of $500,000, less offering expenses of $12,046, our net tangible book value as of November 30, 2002 would have been $350,835 or $0.0169 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.0238 per share and an immediate dilution to new stockholders of $0.4831 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                         $  0.50
Net tangible book value per share before this offering         ($0.0069)
Increase attributable to new investors                          $0.0238
--------------------------------------------------------------------------------

Net tangible book value per share after this offering           $0.0169

Dilution per share to new stockholders                          $0.4831

The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

         ASSUMED           NO. OF SHARES TO BE       DILUTION PER SHARE TO
         OFFERING PRICE    ISSUED(1)                 NEW INVESTORS

         $0.25             1,000,000                 $0.2452
         $0.50             1,000,000                 $0.4831
         $0.75             1,000,000                 $0.7211

(1) This represents the maximum number of shares of common stock that will be registered, assuming all of the warrants are exercised.

                             SELLING SECURITY HOLDER

The selling shareholder named in this prospectus is offering all of the shares of common stock issuable upon exercise of the 1,000,000 warrants, offered through this prospectus. The shares include all of the 1,000,000 shares of common stock underlying the 1,000,000 warrants that the selling shareholder acquired from the Company in offerings that were exempt from registration under section 4(2) and regulation S of the Securities Act of 1933 and completed on October 9, 2002 and on October 22, 2002.

The following table provides, as of January 15, 2002, information regarding the beneficial ownership of the Company's common stock held by the selling shareholder, including:

     1. the number of shares owned prior to this offering;
     2. the total number of shares that are to be offered;
     3. the total number of shares that will be owned upon completion of the offering;
     4. the percentage owned; and 5. the identity of the beneficial holder of any entity that owns the shares.

---------------------- ------------------- ------------------ ------------------- -------------------- ---------------
   Name of Selling        Shares Owned          Percent       Maximum Number of       Beneficial       Percent Owned
     Shareholder       Prior to Offering                         Shares Being       Ownership After         Upon
                                                                   Offered             Offering        Completion of
                                                                                                       this Offering
---------------------- ------------------- ------------------ ------------------- -------------------- ---------------
     Roan Meyers               0                   0              1,000,000            1,000,000            5.0%
 Associates, LP (1)
---------------------- ------------------- ------------------ ------------------- -------------------- ---------------

(1) Roan Meyers Associates, LP is not a broker-dealer or an affiliate of a broker-dealer

Roan Meyers Associates, LP beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

The percentages are based on the 19,807,435 shares of common stock outstanding on January 15, 2003 and assumes no other outstanding warrants are exercised before this registration statement becomes effective.

The selling shareholder or their beneficial owners:

1. have not had a material relationship with the Company other than as a shareholder at any time within the past three years; or
2. has never been one of an officer or director or an officer or director of the Company's predecessors or affiliates.

                              PLAN OF DISTRIBUTION

The Company's shares are quoted on the OTC Bulletin Board under the stock symbol "MIVT". The selling shareholder may sell some or all of their common stock in one or more transactions, including block transactions:

     1. On such public markets as the common stock may from time to time be trading. The Selling shareholder may sell at the prevailing market prices;
     2. In privately negotiated transactions;
     3. Through the writing of options of the common stock;
     4. In short sales; or
     5. In any combination of these methods of distribution.

The sales price to the public may be at:

     1. The market price prevailing at the time of sale;
     2. A price related to such prevailing market price; or
     3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The Company is bearing all costs relating to the registration of the common stock. The selling shareholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholder must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;

     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

                                LEGAL PROCEEDINGS

As previously disclosed in a current report on Form 8-K, filed on October 15, 2001, the Company's subsidiary, MIV Technologies, Inc. ("MIVI") commenced legal actions in the British Columbia Supreme Court on November 10, 2000 against one of its founders, John Ma (the "Defendant"), for breach of the Founders' Agreement dated March 16, 1999, breach of the Consulting Agreement dated March 16, 1999, and breach of the Share Purchase Agreement dated September 9, 1999. MIVI sought to cancel 2,967,000 of Defendant's shares of common stock of MIVI and sought recovery for damages for failure of performance, the cost of replacing Defendant's services, and costs incurred by MIVI.

The Defendant counterclaimed against the Company and its subsidiary and against certain of the other founders alleging various matters including a conspiracy to oust the Defendant and deprive him of his shares of common stock. Defendant sought up to 3,500,000 shares of MIVI common stock and conversion of all of his shares of MIVI common stock into shares of common stock of the Company, as well as recovery of anticipated future revenue of the consulting agreement and other general damages.

On June 22, 2001, the Defendant, certain of the MIVI founders, MIVI, and the Company entered into a Letter Agreement for Settlement Agreement to settle these legal actions and to lift the temporary injunction against completion of the transactions contemplated under the MIV Share Exchange Agreement, which was received by the Defendant on May 17, 2001.

The parties did not execute the settlement agreement and on November 18, 2002, the Defendant reinstated his lawsuit against the Company, filing a Writ of Summons and Statement of Claim against the Company, its subsidiary, and the Company's President, in the Supreme Court of British Columbia. The Statement of Claim alleges breach of contract and seeks the exchange of 3,192,399 shares of the Company for 3,192,399 shares in the capital of the Company's subsidiary or alternatively, damages and costs.

On November 22, 2002, the Company filed an Appearance with the Supreme Court of British Columbia, giving notice of its intent to defend against the action and is currently preparing a Statement of Defence to be filed with the Court and delivered to the Plaintiff within the Time for Defence as specified in Rule 21(5) of the British Columbia Supreme Court Rules.

On December 24, 2002, the Company filed a Statement of Defence with the Court and delivered copy to the Plaintiff under Rule 21(5) of the British Columbia Supreme Court Rules.

Management currently believes that it will be successful in defending against the Mr. Ma's claims. However, if Mr. Ma is successful in his action and receives the 3,192,399 shares he is seeking, the Company's issued and outstanding shares will increase by 16% from 19,807435 shares to 22,999,834, and current shareholders would feel an immediate dilution in the value of their shares. If Mr. Ma is awarded monetary damages in lieu of the shares, it would have a material adverse effect on the Company's financial position.

         DIRECTORS, EXECUTIVE OFFICER, PROMOTERS AND CONTROL MANAGEMENT

(a) The following table sets forth the name, age, and position of the executive officers and directors of the Company as of January 15, 2002. The directors were appointed until the Company's next annual general meeting or until a successor is elected and qualifies to be a director of the Company:

NAME                  AGE      TITLE                                  TERM
----                  ---      -----                                  ----

Alan P. Lindsay       52       Chairman, President, CEO               Annual

James R. Elliott      44       Director                               Annual

Patrick A. McGowan    63       Executive Vice President, CFO,
                               Secretary, Director                    Annual

The following table sets forth the portion of their time the Officers and Directors devote to the Company:

Alan P. Lindsay               100%
James R. Elliott               10%
Patrick A. McGowan            100%

The term of office for each director is one (1) year, or until his/her successor is elected at the Company's annual meeting and is qualified. The term of office for each officer of the Company is at the pleasure of the board of directors.

The board of directors does not have a nominating committee. Therefore, the selection of persons or election to the board of directors was neither independently made nor negotiated at arm's length.

(b) Identification of Certain Significant Employees.

Strategic matters and critical decisions are handled by the directors and executive officers of the Company.

(c) Family Relationships. None

(d) Business Experience.

The following is a brief account of the business experience during the past five years of each director and executive officer of the Company, including principal occupations and employment during that period and the name and principal business of any corporation or other organization in which such occupation and employment were carried on.

ALAN P. LINDSAY, Chairman, President, and CEO, age 52.

Mr. Lindsay was formerly Chairman, President and CEO of AZCO Mining Inc., an American Stock Exchange and Toronto Stock Exchange listed company that he co-founded in 1988. Mr. Lindsay was also the Chairman of the Board of GeneMax Pharmaceuticals Inc., a company he co-founded and assisted with its financing. Mr. Lindsay has an extensive background in business management, marketing, and financing. Prior to founding AZCO Mr. Lindsay was responsible for building a significant business and marketing organization for Manulife Financial in Vancouver, BC. Mr. Lindsay has no family relationship with any of the persons nominated to become directors or executive officers of the Company. Mr. Lindsay has not been involved in the past five years in any legal proceedings described in Item 401(d) of Regulation S-B.

JAMES R. ELLIOTT, Director, age 44

Mr. Elliot will guide the Company in the deployment of its research and development efforts. Mr. Elliott is presently President, CEO and founder of MDMI Technologies Inc. From 1994 to 1998, he was a senior executive at the Canadian operation of Arterial Vascular Engineering (AVE) and a key factor in that firm's successful turnaround. Mr. Elliott's responsibilities included product development, regulatory approval and significant customer interaction. In late 1997, AVE's US plant came on-stream, and within a year, AVE was acquired by Medtronic for US$4.2 billion. Mr. Elliott brings in extensive experience as a medical device engineer, marketer and visionary with vast knowledge of the regulatory approval process. Mr. Elliott obtained his Masters of Engineering Science from the University of Western Ontario, and his Bachelors of Applied Science and Bachelors of Science from the University of British Columbia. Mr. Elliott has no family relationship with any of the persons nominated to become directors or executive officers of the Company. Mr. Elliott has not been involved in the past five years in any legal proceedings described in Item 401(d) of Regulation S-B.

PATRICK A. MCGOWAN, Chief Financial Officer, Secretary, age 63.

Mr. McGowan is a management consultant specializing in assisting public companies with financing, regulatory filings, administration and business plans. He has been engaged by the Company to serve as its Chief Financial Officer, and to assume responsibility for negotiations with attorneys, auditors and financial representatives and the day to day business operations of the Company. Mr. McGowan served as President, Executive Vice-President and CEO of various private and publicly traded companies. As Chief Executive Officer of Flecto Coatings, Canada, from 1972 to 1979 and Flecto Coatings, Ltd., U.S.A., from 1979 to 1981, Mr. McGowan guided the corporation through a dramatic period of growth and consistently achieved corporate profit objectives. The specialty coating, marketed under the brand name Varathane(TM), has become an internationally recognized household product. Mr. McGowan also served as National Sales Manager for McNeil Laboratories (Canada) Ltd., a subsidiary of Johnson & Johnson, for seven years. He was responsible for the determination of marketing strategy of new and existing products and maintained liaison with international research facilities on product development. Mr. McGowan obtained his Masters of Business Administration from the University of Western Ontario in 1965, and his Bachelors of Science from the University of Oregon in 1963. Mr. McGowan has no family relationship with any of the persons nominated to become directors or executive officers of the Company. Mr. McGowan has not been involved in the past five years in any legal proceedings described in Item 401(d) of Regulation S-B.

(e) Directors Compensation

Directors who are also officers of the Registrant receive no cash compensation for services as a director.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

a) Beneficial owners of five percent (5%) or greater, of the Company's common stock: No preferred stock is outstanding at the date of this offering. The following sets forth information with respect to ownership by holders of more than five percent (5%) of the Registrant's common stock known by the Registrant based upon 19,807,435 shares outstanding at January 15, 2003.

Title of  Name and Address of             Amount of Beneficial         Percent
Class     Beneficial Owner                Interest                     of Class
-----     ----------------                --------                     --------

Common   Isaiah Capital, Ltd.             2,000,000                    10.1%
         P.O. Box 546
         28-30 The Parade
         St. Helier, Jersey
         Channel Islands  JE4 8XY

Common   Stephen Walters                  1,510,333 shares (1)         7.6%
         Bali View Block A4/7
         J1 Cirendue Raya 46
         Jakarta, Indonesia

Common   James Davidson                   2,800,000 shares (2)         14.1%
         108 North Alfred Street
         Suite 200
         Alexandria, VA  22314

Common   New Paradigm Capital, Ltd.       1,500,000 shares (2)         7.6%
         Clarendon House
         Bermuda Road
         Hamilton, Bermuda

(1) Includes (i) 371,667 shares reflected by virtue of Mr. Walters' control of Ganesha Holdings Limited, (ii) 838,666 shares reflected by virtue of Mr. Walters' control of Carlingford Assets Limited, (iii) 300,000 options to purchase shares of the Company, and (iv) options reflected by virtue of Mr. Walter's control of Ganesha Holdings Limited.

(2) Includes (i) 1,200,000 shares owned directly by Mr. Davidson, (ii) 500,000 shares owned by Mr. Davidson's minor children, over which he holds voting and investment control, (iii) 100,000 options to purchase shares of the Company, and (iv) 1,500,000 shares owned by New Paradigm Capital Ltd., of which Mr. Davidson owns 48% of the voting and investment control.

b) The following sets forth information with respect to the Company's common stock beneficially owned by each Officer and Director, and by all Directors and Officers as a group, at January 15, 2003.


Title of  Name and Address of             Amount of                    Percent
Class     Beneficial Owner                Beneficial Interest          of Class
-----     ----------------                -------------------          --------

Common    Alan P. Lindsay (3)             100,000 Options              0.5%
          #2701 - 1500 Hornby St.
          Vancouver, BC  V6Z 2R1

Common    James R. Elliott                250,000 Options              1.3%
          643 Tsawwassen Beach Road
          Delta, BC  V4M 2Z2

Common    Patrick A. McGowan (4)          52,941                       0.3%
          211 - 1148 Westwood Street      250,000 Options              1.3
          Coquitlam, BC  V3B 7M5

Total as a group                          52,941 Shares                0.3%
                                          600,000 Options              3.1%

(3) Excludes 500,000 shares owned by Lindsay Capital Corp., controlled by Mrs. Lindsay, of which Mr. Lindsay disclaims any beneficial ownership, and includes 100,000 options to purchase shares of the Company.

(4)      Includes 250,000 options to purchase shares of the Company.

                            DESCRIPTION OF SECURITIES

CAPITAL STOCK

The authorized capital stock of the Company consists of 80,000,000 shares of Common Stock, $0.001 par value and 20,000,000 shares of preferred stock, $0.001 par value. Holders of the Common Stock have no preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Common Stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the company available for distribution to stockholders. All outstanding shares of Common Stock are validly authorized and issued, fully paid and non-assessable. The Board of Directors is authorized to issue additional shares of Common Stock not to exceed the amount authorized by the Company's Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

The above description concerning the Capital Stock of the Company does not purport to be complete. Reference is made to the Company's Articles of Incorporation and Bylaws which are available for inspection upon proper notice at the Company's offices and are available on the Internet as an exhibit to the Company's Form 10SB12G as filed on April 26, 2000, as well as to the applicable statutes of the State of Nevada for a more complete description concerning the rights and liabilities of stockholders.

VOTING RIGHTS

Each holder of Common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of Common Stock do not have cumulative voting rights, the holders of more than fifty percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

DIVIDEND POLICY

Holders of the Company's Common Stock are entitled to dividends if declared by the Board of Directors out of funds legally available therefore. The Company does not anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

STOCK TRANSFER AGENT

The Company's Transfer Agent is Interwest Transfer Co. Inc. of 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117.

SHARES ELIGIBLE FOR FUTURE SALE

The 1,000,000 shares of common stock issuable upon exercise of the warrants registered in this offering will be freely tradable without restrictions under the Securities Act. No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder.

In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding any sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

ACCOUNTANTS

Our Audited Financial Statements for the period of May 31, 2001 to May 31, 2002 have been included in this prospectus in reliance upon Morgan & Company, as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by our counsel, Thomas A. Braun. Mr. Braun owns 150,000 common shares with a par value of $0.001 of the Company pursuant to a Fee Agreement. These shares were registered under the Securities Act of 1933 under Form S-8 on October 28, 2002.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by the director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issues.

                             DESCRIPTION OF BUSINESS

Company History
---------------

The Company is involved in the design, development and manufacture of new generation of implantable medical devices that will utilize its advanced biocompatible stent coating and drug-delivery technologies. The Company's business objective is to be a leader in coating technologies and drug-delivery devices for both cardiovascular and non-vascular disorders.

The Company was incorporated under the laws of the State of Nevada on March 19, 1999. On June 23, 1999, the Company acquired a 19% interest in "investorservice.com", an Internet domain name, paying for this acquisition with $2,500 in cash and by issuing 2,500 restricted shares of its common stock to each of Terry Wells and Stephen Stanley, the owners of investorservice.com. In addition, on September 15, 2000, the Company exercised its option to acquire the remaining 81% interest in investorservice.com for an additional issuance of 10,000 restricted shares of the Company's common stock to each of Terry Wells and Stephen Stanley. Each issuance of common stock to Terry Wells and Stephen Stanley was exempt from registration under the Securities Act pursuant to Regulation D thereunder.

Subsequently, the Company completed offerings of 10,268,000 shares of common stock to certain investors under the exemption from registration provided by Rule 504 of Regulation D under the Securities Act of 1933 (the "Securities Act"). 268,000 of the 10,268,000 shares issued were issued as part of a unit at a price of $0.05 per unit. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock exercisable before May 1, 2000 for $0.05 per share, and thereafter until May 1, 2001 for $0.10 per share. All 268,000 warrants were exercised, for a total of $21,700 of gross proceeds to the Company.

On April 25, 2000 the Company filed a registration statement on Form 10SB to register its common stock under the Securities Exchange Act of 1934 (the "Exchange Act"), and thereby became a reporting company, and also became eligible for listing its common stock on the Over-the-Counter Bulletin Board (the "OTCBB"). The Company's common stock was qualified and listed for trading on the OTCBB on July 13, 2000. The Company's shares are currently trading under the symbol "MIVT" on the OTCBB.

Product Background
------------------

Coronary stents are used to treat cardiovascular disorder caused by narrowing or blockage of coronary arteries. The Company believes that, in addition to developing manufacturing processes that will produce a quality stent for a lower cost of manufacturing than the competition's, its proprietary stent is a potential platform for the delivery of therapeutic drugs or gene therapies, and thus is researching device coatings and therapeutics concurrently with the development of its stent.

Stents are compressible tubular devices that are mounted on a balloon catheter, inserted into the circulatory system by a team of cardiologists, and directed to the location of a blocked coronary artery. During the angioplasty procedure, which involves unclogging the artery, the balloon is expanded to clear the obstruction, allowing normal blood flow. With this procedure, the stent is deployed and remains in place to reinforce the artery wall. This procedure is the leading alternative to costly and highly invasive open-heart surgery. Stents have eliminated many of the complications that used to accompany simple balloon angioplasty. As much as 80% of heart disease can be treated effectively with stenting.

While the routine angioplasty procedure allows the cardiologist to remove the plaque and deploy the stent, it also damages the inner lining of the vessel. As part of the body's natural repair process, the smooth muscle cells proliferate and accumulate at the arterial tear, causing a narrowing of the lumen (the interior diameter of an artery). This condition, the recurrence of arterial blockage during the vascular healing process, is known as restenosis. The use of stents has demonstrated a significant reduction in the incidence of restenosis, prompting rapid adoption of stenting procedures by cardiologists in the United States and overseas.

The MIVI laser-cut stent is balloon-expandable, has a flexible slotted tube design, and is made of biocompatible 316 LVM stainless steel. The stents are mounted on balloons, and the resulting stent and delivery system are sterilized and packaged as a single unit. The MIVI laser-cut stent (the "MIVI laser-cut stent") and stent delivery system, (together the "MIVI Stent") is designed to do more than a conventional bare stent. It is specifically designed and engineered to be used as a drug and/or therapeutics delivery platform to combat cardiovascular disease, including restenosis.

The Company has entered into a Collaborative Research Agreement with the University of British Columbia on May 23, 2001 to develop an alternative family of coatings for stents, made of hydroxyapatite (HA). Hydroxyapatite ceramics belong to a class of calcium phosphate based materials, which have long been widely used as bone substitutes. The hydroxyapatite coatings, like certain other biodegradable/biocompatible coatings such as polymers or ceramics, may encapsulate drugs, proteins, or DNA to address the problems of local inflammatory response of vascular tissue, and to prevent rapid proliferation of cells in the vicinity of the stent.

The Company entered into a License Agreement with Endovasc Ltd., Inc. in May 2002 whereby the Company was granted an exclusive license in Canada, the United States and Mexico, to use Endovasc's Technology (which includes PROstent(TM) and Liprostin (TM)/PROstent (TM) used as a stent coating, catheter coating or other medical device coating) and any improvements of such technology, to develop, maintain, manufacture, distribute, market, sell, lease and/or license or sub-license all products derived or developed from such technology. The Company also received one million (1,000,000) shares of Endovasc. In return for the License and the equity shares of Endovasc, the Company has agreed to pay an aggregate license fee of $2,200,000 ($200,000 of which has already been paid, the remaining $2,000,000 is to be paid in cash and/or shares of the Company).

Summary of the Company's existing products and future pipeline
--------------------------------------------------------------

MIVT LASER-CUT STENT
The Company has developed a laser-cut stainless-steel coronary stent. The Company intends to manufacture this stent for distribution in selected international markets. This stent will also be utilized as the device platform for the development of the Company's proprietary coated stent products.

MIVT COATED STENT
The Company is developing a proprietary biocompatible coating technology that can be used with coronary stents and other medical devices. The first product will be a thin-film coated stent that can significantly reduce restenosis (reblockage of arteries after angioplasty procedures). This coating technology will also serve as a platform for a new generation of drug-delivery devices.

MIVT DRUG-ELUTING STENT
The Company is also developing its proprietary coating technology for use on implanted medical devices to provide accurate local delivery of drugs. This thick drug-eluting coating will be utilized as the basis for the Company's drug delivery products.

MIVT-ENDOVASC PROSTENT(TM)
In partnership with Endovasc, the Company is developing a proprietary drug-eluting stent for local delivery of PGE-1 to prevent restenosis.

MIVT-ENDOVASC BIODEGRADABLE STENT
MIVT has an option to form a joint venture with Endovasc to develop and commercialize its resorbable biodegradable stent and catheter technology. This patented technology uses a combination of the synthetic polymers poly-L-lactic acid (PLLA) and poly-caprolactone (PCL), which have been proven to be biodegradable, resorbable and hemocompatible materials. The intent would be to develop and commercialize the biodegradable stent for use in delivery of anti-restenosis agents. Subsequent to the development of this technology as a biodegradable coronary stent, this resorbable drug-delivery platform could be the basis for sustained local delivery of many other therapeutic agents. The market opportunities for these products extend beyond the cardiovascular area, including the potential for implantable drug delivery depots that slowly degrade and release drug compounds at the site of disease.

MIVT-ENDOVASC ANGIOGENIX(TM)
The joint venture option also includes an agreement on Endovasc's trademarked, flagship product ANGIOGENIX(TM) as it relates to coatings technologies. ANGIOGENIX(TM) is currently being formulated for phase 3 trials by a major FDA cGMP contractor. Experiments conducted on test animals with an artificially induced coronary artery constriction suggested that new blood supply was produced in the blood-starved zone of their hearts. Experiments in limbs demonstrated that the treatment caused significant new blood vessel growth and blood flow.

Reports to Security Holders
---------------------------

The Company is subject to the reporting and other requirements of the Securities Exchange Act of 1934 and we will furnish to our shareholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding our electronic filings with the SEC. The address of that site is http://www.sec.gov. Other information may be obtained from our Company website, http://www.mivtherapeutics.com.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion contains forward-looking statements that are subject to significant risks and uncertainties and should be read in conjunction with the Company's Condensed Financial Statements and Notes thereto, included elsewhere within this registration statement. There are several important factors that could cause actual results to differ materially from historical results and percentages and results anticipated by the forward-looking statements. The Company has sought to identify the most significant risks to its business, but cannot predict whether or to what extent any of such risks may be realized nor can there be any assurance that the Company has identified all possible risks that might arise. Investors should carefully consider all of such risks before making an investment decision with respect to the Company's stock.

PLAN OF OPERATION

The Company is developing and has acquired a family of medical device technologies that form the basis of its product development programs. The Company's proprietary products are derived from its expertise in minimally invasive implantable devices and from a series of licensed technologies for novel coating and drug delivery technologies.

The Company's core technologies are the basis for the following products that are in various stages of commercial development:

     1. Laser-cut coronary stent - in commercial manufacturing
     2. Biocompatible coated stent - in late-stage development
     3. Drug-eluting stent - in preclinical development
     4. Biodegradable stent - in preclinical development
     5. ANGIOGENIX(TM)- (as a therapeutic coating for stents) is currently being formulated for phase 3 trials by a major FDA cGMP contractor

In addition, the Company intends to use its proprietary coating and drug-delivery technologies, along with the biodegradable stent technology, to develop a series of drug-delivery devices that offer the benefits of local, sustained delivery of therapeutic agents from a biodegradable platform. The combination of these features would position MIV Therapeutics as a leader in the rapidly growing drug delivery sector.

Over the next 2-3 years, the Company intends to expand the volume of manufacturing of its existing laser-cut stent through private-label agreements and distribution agreements, targeting markets in countries where a cost-effective coronary stent would be a competitive product. During this same timeframe, the Company intends to complete development and obtain a CE mark for its biocompatible coated stents, which can then be marketed internationally through agreements with major medical device marketing partners. The initial focus will be on coated stents for use in angioplasty procedures, where a biocompatible product is required to prevent the development of restenosis.

While the biocompatible coated stent is in development, the Company will also be advancing its drug-eluting coronary stent through commercial development. This product is being developed jointly with Endovasc Ltd., Inc. ("Endovasc"), a Texas-based drug development company that has licensed its PROstent(TM) drug-eluting technology to MIVT for use on its proprietary laser-cut stent. Over the next two years this product will be developed through preclinical and early human clinical trials for prevention of restenosis, with the objective of securing a major partner to support late stage human clinical trials and marketing.

In addition, MIVT has an option to establish a joint venture with Endovasc to develop a novel biodegradable stent technology that offers the potential for the commercial development of resorbable medical devices for local drug delivery applications as well as an ANGIOGENIX (TM) drug coating for stents. The Company intends to advance this proprietary technology through to commercial development and utilize it as the basis for a range of drug delivery products for both coronary and other applications.

After completing development of these products, MIVT will have successfully transitioned itself from being a manufacturer of coronary stents, into an innovative drug-delivery company with proprietary technologies that can be applied to a wide range of therapeutic applications for the delivery of a variety of pharmaceutical agents.

DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The Company has incurred annual operating losses since its inception in January 1999 related primarily to the research and clinical development of its technologies and products, and general administration costs. During the quarter ended November 30, 2002, the Company posted a loss of $1.1 million, compared to a loss of $1.29 million for the three months ended November 30, 2001.

The working capital deficit increased from a deficit of $442,544 (November, 2001) to a deficit of $574,826 (November, 2002) the increase in the working capital deficit is due primarily to an increase in accounts payable and accrued liabilities.

The Company's main focus during the three months ending November 30, 2002 has been the continued research and development of new therapeutic technologies and its biocompatible coating for stent and drug delivery systems. During this period of tim,e the Company initiated the transfer of technology from the University of British Columbia to its company owned premises with focus on the introduction of proper process controls and volume production. This transition was facilitated through the acquisition of sophisticated measuring and processing equipment. It is anticipated that this transition will have been completed by the end of the first quarter.

General & Administrative Expenses
---------------------------------

General and administrative expenses decreased to $397,123 during the quarter ended November 30, 2002, compared to $509,119 for the quarter ended November 30, 2001. The decrease in 2002 is mainly due to improved operating efficiencies within the company.

Research & Development Expenses
-------------------------------

Research and developmental costs increased 35% during the quarter ended November 30, 2002 to $175,798 compared to $113,442 for the quarter ended November 30, 2001. The increase in 2002 resulted primarily from the Company's increase of research and development on its coating technology and other research and development expenses relating to the Company's joint ventures.

Depreciation Expense
--------------------

Depreciation expenses increased by $1,278 during the quarter ended November 30, 2002 to $37,585 compared to $36,307 for the quarter ended November 30, 2001. The change in 2002 was mainly due to the added depreciation expense associated with the addition of laboratory equipment for the R&D subsidiary.

Liquidity And Capital Resources
-------------------------------

Since inception, the Company has financed its operations from private financing, the exercise of warrants and interest income. The company has suffered recurring losses from operations and has a working capital deficiency of $574,836 (current assets less current liabilities), which raises substantial doubt about its ability to continue as a going concern.

Stock based compensation decreased by $160,153 to $469,425 for the quarter ended November 30, 2002, from $629,578 during the same period in 2001.

Financing
---------

The Company's capital requirements have been and will continue to be significant. As of November 30, 2002, the Company had a working capital deficiency of $574,836.

Cash flow from financing activities increased to $84,995 for the quarter compared to $0 for the same period in 2001.

The subscriptions received were for a private placement of 979,038 Units for $0.40 each, consisting of one common share and one non-transferable share purchase warrant to purchase an additional share for $1.00 until September 27, 2003. An aggregate of $62,495 was received for the Units during the quarter.

Warrants
--------

As at November 30, 2002, the Company has outstanding warrants to purchase 7,686,021 common shares. The following table summarized the exercise price and expiry dates of these warrants:

Number of Warrants            Exercise Price           Expiry Date
------------------            --------------           -----------

2,560,000                     1.50                     April 30, 2003
1,133,333                     1.50                     June 14, 2003
1,063,650                     1.00                     August 27, 2003
979,038                       1.00                     September 27, 2003
500,000                       0.40                     August 23, 2007
500,000                       0.40                     October 22, 2007
500,000                       1.00                     October 28, 2012
350,000                       0.30                     October 28, 2012
100,000                       0.01                     No expiry

The following table summarizes information about the warrants issued by the
Company:

                                                   Number of
Quarter ended November 30, 2002                    underlying shares
-------------------------------                    -----------------

Warrants outstanding - August 31, 2002             4,756,983
Warrants issued (1)                                2,929,038
Warrants expired                                           0
Balance, end of period - November 30, 2002         7,686,021

(1) During the quarter, the Company issued 2,929,038 warrants. The Company accepted several private placement subscription agreements for an aggregate of 979,038 units, each unit consisting of one common share and one warrant to purchase a share. The Company entered into three consulting agreements under which an aggregate of 1,500,000 warrants were issued, 1,000,000 of which are being registered in this registration statement herewith. The remaining 850,000 warrants were issued to various consultants of the Company.

Stock-based compensation
------------------------

Under the Company's 2001 Stock Option Compensation Plan, a total of 5,000,000 options may be granted. The Company has granted these incentive stock options to employees, consultants, officers and directors of the Company.

At November 30, 2002, the Company had 3,965,000 options outstanding. During the three months ended November 30, 2002, the Company did not grant or cancel any options.

The following table summarizes information about the stock options issued by the
Company:

                                                  Number of     Weighted Average
Quarter ended November 30, 2002                   Options       Exercise Price
-------------------------------                   -------       --------------

Options outstanding - August 31, 2002           3,965,000           $0.81
Options issued                                          0
Options cancelled                                       0
Balance, end of period - November 30, 2002      3,965,000           $0.81

Cash Position
-------------

At November 30, 2002, the Company had cash and cash equivalents of $8,225 compared to $31,148 at November 30, 2001. The decrease in the Company's cash position is due primarily to the purchase of plant and equipment and increases in accounts payable and accrued liabilities. The working capital deficiency increased from a deficiency of $442,544 at November 30, 2001 to a deficiency of $574,836 as at November 30, 2002.

The company intends to raise additional funds through equity financings via private placements, as it may need to raise additional capital to fund operations over the long-term. There can be no guarantee that such funds will be available to the Company.

Accounts Payable & Accrued Liabilities
--------------------------------------

Accounts payable and accrued liabilities increased 47 % in the quarter ended November 30, 2002 to $771,636 compared to $523,799 at November 30, 2001. This majority of this increase is a attributed to $200,000 paid to Endovasc, Inc. in relation to the joint venture license agreement with the Company and $35,000 for the purchase of scientific equipment.

Cash requirements and need for additional funds
-----------------------------------------------

To date, the Company has invested approximately US$6 million in research and development of its stent products, coatings and operations establishing a quality manufacturing facility and completing laboratory and preclinical testing on its stents. The Company also has developed strong research collaborations with the University of British Columbia for its proprietary stent coatings and has implemented an aggressive in-house product development program. The Company has also established a strategic alliance with Endovasc.

In order to initiate marketing efforts for its laser-cut stent, commercialize its HAp coating technologies and move the PROstent(TM) product into preclinical studies, the Company will require approximately US$5 million in 2003. These funds could be provided through any combination of the exercise of existing warrants and options and/or through subsequent rounds of financing.

                             DESCRIPTION OF PROPERTY

(a) Real Estate                         None

(b) Plant and Equipment                 $387,707

Real Property
-------------

The Company owns no real property. It conducts all of its business from its 17,000 square foot leased facility in Vancouver, Canada. where it conducts its research and development of coronary stents and stent delivery systems and where it has its first laser manufacturing facilities and clean rooms for packaging. These facilities will be capable of producing 25,000 laser cut stents per annum once the system is fully operational. These manufacturing facilities are presently dedicated to production for research and clinical trial purposes, and can be employed for first commercial production at such time, if ever, as the Company successfully acquires certification and registration permitting the sale of the MIVI Stent. The lease on the manufacturing facility extends to October 31, 2005, at a cost of $8,200 per month.

Intellectual Property and Intangibles
-------------------------------------

Patents

The Company has a portfolio of patent applications relating to its proprietary laser-cut stent. In addition, the Company has licensed rights to patents filed by the University of British Columbia on the HAp coating and by Endovasc on the PROstent(TM) technology. The following is a summary of the patent filings to date:

MIVT PATENT PORTFOLIO - CORONARY STENTS
The Company has acquired patent rights and filed a number of patent applications in various international jurisdictions for its expandable stent. These patent applications include claims for both the unique geometry of its proprietary stents and various manufacturing processes. In addition, the Company has filed additional patent applications on its "implantable intravascular stent" technology, which protects the laser cut stents.

UBC PATENT PORTFOLIO - HAP COATING TECHNOLOGY
The University of British Columbia has filed patent applications on the novel coating technologies that the Company intends to use for its stent coating and for other medical devices. To date, UBC has filed patents to protect the novel ceramic coating technology and the use of these coatings to encapsulate drugs. Under the license agreement with UBC, the Company has the exclusive, worldwide rights to the technologies covered by these patents, including the rights to manufacture and market products using these technologies.

ENDOVASC PATENT PORTFOLIO - PROSTENT(TM) AND BIODEGRADABLE STENT
Endovasc has filed patents on its PROstent(TM) technology, as well as on the biodegradable coating. To date, Endovasc has two issued patents on these technologies:

PROSTHESIS WITH BIODEGRADABLE SURFACE COATING AND METHOD FOR MAKING SAME. US Patent No. 6, 395,023.
Issued May 28, 2002

This patent covers a prosthesis for replacing or strengthening a particular part of the body that is coated with a biodegradable, resorbable and biocompatible surface coating. Biologically active microspheres are then embedded in the coating and release the active agents. The patent includes encapsulated PGE1 in a water-soluble polyethylene glycol mix as one of the biologically active agents and claims that the microspheres can release PGE1 at a controlled rate for up to six months.

COMPOSITION AND METHOD FOR MAKING A BIODEGRADABLE DRUG DELIVERY STENT. US Patent No. 5, 980,551
Issued November 9, 1999

This patent covers a stent or vascular graft for supporting a blood vessel or organ lumen that is coated with a biodegradable, resorbable and hemocompatible surface substrate. Biologically active microspheres are embedded in the stent substrate to controllably release the biologically active agent. The patent includes PGE1 in a water-soluble polyethylene glycol mix as one of the active agents.

The Company intends to continue working with its strategic partners to file additional patent applications to protect any new discoveries. In addition, the Company will maintain an aggressive patenting policy related to its internal product development programs to ensure that its technologies and potential future products are protected.

NICOTINE IN THERAPEUTIC ANGIOGENESIS AND VASCULOGENESIS
US Patent No. 6,417,205
Issued  July 9, 2002

The present invention features methods for induction of angiogenesis by administration of nicotine or other nicotine receptor agonist. Induction of angiogenesis by the methods of the invention can be used in therapeutic angiogenesis in, for example, treatment of ischemic syndromes such as coronary or peripheral arterial disease.

Domain Names

The Company holds a 100% interest in the following domain names:

     o        mivi.ca
     o        mivitherapeutics.com
     o        mivitechnologies.com
     o        mivitech.com
     o        investorservice.com
     o        mivtherapeutics.com
     o        m-i-v.com

Trademarks
----------

The Company has applications pending in the United States Patent and Trademark Office and in Canada for protection of the trade name MIV Therapeutics.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For the three month period ended November 30, 2002, the Company paid $51,024 (2001 - $112,469) in management fees to directors of the Company.

During the period ended November 30, 2002, the Company issued 400,000 common shares at a value of $136,000 to the Chief Executive Officer of the Company for settlement of salary and expenses paid on behalf of the Company. At November 30, 2002, $63,514 (2001 - $55,000) is payable to a company controlled by the Chief Executive Officer of the Company for accrued salary and expenses paid on behalf of the Company.

During the period ended November 30, 2002, the Company issued 52,941 common shares at a value of $18,000 to a director of the Company for compensation expense under the "2002 Non-Qualified Stock Compensation Plan".


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) The Company's common stock is listed on the OTCBB under the symbol "MIVT." Prices reported represent prices between dealers, do not include markups, markdowns or commissions and do not necessarily represent actual transactions. The market for the Company's shares has been sporadic and at times very limited.

The following table sets forth high and low bid quotations of the Company's common stock for the fiscal years ended May 31, 2002 and 2001 as follows:

                                    Price Range of
                                    Common Stock
                                    ------------

Quarter Ended                       High        Low
-------------                       ----        ---

August 31, 2000                     0.60        0.50
November 30, 2000                   NO          TRADING
February 28, 2001                   0.51        0.31
May 31, 2001                        2.90        0.40

August 31, 2001                     2.70        1.35
November 30, 2001                   2.50        0.42
February 28, 2002                   1.15        0.42
May 31, 2002                        1.52        0.53

(b) As of May 31, 2002, the Company had approximately 16,665,500 shares issued and outstanding of the common stock. As of January 15, 2003 the Company had approximately 19,807,435 shares issued and outstanding of the common stock The transfer agent for the Company is Interwest Transfer Company at P.O. Box 17136, Salt Lake City, Utah 84117, U.S.A.

(c) No dividends on outstanding common stock have been paid within the last two fiscal years, and interim periods. The Company does not anticipate or intend upon paying dividends for the foreseeable future.

                             EXECUTIVE COMPENSATION

Section 16(a) of the Securities Exchange Act of 1934, as amended (The "Exchange Act"), requires the Registrant's officers and directors, and persons who own more than 10% of a registered class of the Registrant's equity securities, to file reports of ownership and changes in ownership of equity securities of the Registrant with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater-than 10% shareholders are required by the Securities and Exchange Commission regulation to furnish the Registrant with copies of all
Section 16(a) that they file.

Some of the officers and directors of the Company will not devote more than a portion of their time to the affairs of the Company. There will be occasions when the time requirements of the Company's business conflict with the demands of their other business and investment activities. Such conflict may require that the company attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to the Company.

EXECUTIVE COMPENSATION

(a) Cash Compensation.

Compensation paid by the Company for all services provided up to May 31, 2002 to each of its executive officers

SUMMARY COMPENSATION TABLE


                           Annual Compensation                              Long Term Compensation

(a)                        (b)      (c)          (d)      (e)               (f)              (g)

Name and                   Year     Salary       Bonus    Other             Restricted       Securities
Principal                           ($)          ($)      Annual            Stock            Underlying/
Position                                                  Compensation      Awards           Options
                                                          ($)               ($)              (#)
Alan P. Lindsay(1)         2002     133,100(2)                              -                100,000
President, CEO             2001     110,000      -         -                -                -
and Chairman               2000     65,000       -         -                -                -

James R. Elliott           2002     16,181       -         -                -                250,000
Director                   2001     -            -         -                -                -
                           2000     -            -         -                -                -

Patrick A. McGowan         2002     24,411       -         -                -                250,000
CFO, Secretary             2001     -            -         -                -                -
and Director               2000     -            -         -                -                -

Dr. Wilfred Jefferies(3)   2002     53,500       -         -                -                250,000
Vice President and         2001     -            -         -                -                -
Director                   2000     -            -         -                -                -


(1) Mr. Alan Lindsay was appointed as President, CEO and Chairman on October 11, 2001.

(2) Of the $133,100 salary to Alan P. Lindsay, $30,500 has been paid and $102,600 remains accrued salary.

(3) Dr. Wilfred Jefferies resigned as Vice President and Director on April 17, 2002, however he still remains on the Company's Scientific Advisory Board, and is a Scientific Consultant to the Company.

(a) Except as disclosed above, the Company did not pay any compensation to any director or executive in the fiscal year ended May 31, 2002.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

---------------------- ------------------------ ------------------------ ------------------ ----------------
Name                   Number of Securities     Percent of total         Exercise or Base   Expiration Date
                       Underlying Option/SAR    Option/SAR Granted in    Price
                       Granted (#)              Fiscal Year              ($/S#)
---------------------- ------------------------ ------------------------ ------------------ ----------------
Alan Lindsay                      100,000                2.4%                  1.00           05/01/2006
---------------------- ------------------------ ------------------------ ------------------ ----------------
James Elliott                     250,000                6.1%                  0.55           10/29/2007
---------------------- ------------------------ ------------------------ ------------------ ----------------
Patrick McGowan                   150,000                6.1%                  0.80           05/16/2006
                                   25,000                                      0.55           10/29/2006
                                   75,000                                      0.55           11/30/2006
---------------------- ------------------------ ------------------------ ------------------ ----------------
Wilfred Jefferies                 100,000                6.1%                  1.00           05/01/2006
                                  150,000                                      0.55           11/30/2007
---------------------- ------------------------ ------------------------ ------------------ ----------------

AGGREGATED OPTION EXERCISES AND OPTION VALUES

The following table sets forth the aggregate option exercises since June 1, 2001 by each of the executives of the Company named in the Summary Compensation Table and the number of securities underlying unexercised options held by those executives as of August 20, 2002

---------------------- ------------------------ -------------------------- ---------------------------------
Name                   Shares Acquired on       Value Realized             Number of Securities
                       Exercise (#)                                        Underlying Options
                                                                           Exercisable/Unexercisable
---------------------- ------------------------ -------------------------- ---------------------------------

Alan Lindsay                      n/a                      n/a                         100,000
---------------------- ------------------------ -------------------------- ---------------------------------
James Elliott                     n/a                      n/a                         250,000
---------------------- ------------------------ -------------------------- ---------------------------------
Patrick McGowan                   n/a                      n/a                         250,000
---------------------- ------------------------ -------------------------- ---------------------------------
Wilfred Jefferies                 n/a                      n/a                         250,000
---------------------- ------------------------ -------------------------- ---------------------------------



                              FINANCIAL STATEMENTS

The response to this Item is included as a separate Exhibit to this report. Please see pages F-1 through F-29.

          CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

In connection with the audits of the most recent fiscal years and any interim period preceding resignation, no disagreements exist with any former accountant on any matter of accounting principles or procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused them to make reference in connection with their report to the subject matter of the disagreement(s).

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada general corporation law provides as follows:

(1) A Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement conviction or upon a plea of nolo contendre or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.


Section 78.751 of the Nevada general corporation law also provides as follows:

(1) Any discretionary indemnification under NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         (a)      By the stockholders;

         (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

         (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

         (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(2) The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

(3) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

         (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS
                  78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

         (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.


Section 78.752 of the Nevada general corporation statutes also provides as follows:

(1) A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

(2) The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

         (a)      The creation of a trust fund.

         (b)      The establishment of a program of self-insurance.

         (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

         (d) The establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

(3) Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

(4)      In the absence of fraud:

         (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

         (b)      the insurance or other financial arrangement:

                  (i)      is not void or voidable; and

                  (ii) does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

(5) A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS.

The Company's articles of incorporation also provide as follows:

No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (1) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (2) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

The Company's bylaws provide as follows with respect to indemnification and insurance:

The Corporation shall indemnify any and all of its directors and officers, and its former directors and officers, or any person who may have served at the corporation's request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) of officer(s) of the corporation, or of such other corporation, except, in relation to matters as to which any such director or officer or former director of officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of the shareholders or otherwise.

The Company has not currently made any arrangements regarding insurance but may do so in the future.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES OCCURRING PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OF 1933 MAY BE PERMITTED AS TO DIRECTORS, OFFICERS, OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THAT ACT AND, THEREFORE, IS UNENFORCEABLE.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Company's estimated expenses in connection with the issuance and distribution of the securities being registered are estimated to be as follows

Securities and Exchange Commission filing fee                         $    46.00
Legal fees and expenses                                               $10,000.00
Miscellaneous                                                         $ 2,000.00

Total                                                                 $12,046.00

                     RECENT SALES OF UNREGISTERED SECURITIES

The following sales of unregistered securities were issued within the past three years without registering the securities under the Securities Act. The shares were issued pursuant to prospectus exemptions contained in Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation S:

Private Placements
------------------

On January 12, 2000, the company issued 196,000 units at a price of $1.00 per unit for net proceeds of $164,877. Each unit consists of one common share and one share purchase warrant. Of the total consideration, $134,456 ($0.69 per share) was allocated to the common shares, and $61,544 ($0.31 per warrant) was allocated to the warrants. The share issuance costs for this issuance were $36,165. Of this amount $31,123 was paid in cash and $5,042 was paid by the issuance of 7,350 common shares. The warrants expire on April 30, 2002. Each warrant entitles the holder to purchase one common share of the company for $1.00 until April 30, 2001, thereafter at $1.50 until April 30, 2002.

On March 20, 2000, the company issued 625,000 units at a price of $1.00 per unit for net proceeds of $529,343. Each unit consists of one common share and one share purchase warrant. Of the total consideration, $428,750 ($0.69 per share) was allocated to the common shares, and $196,250 ($0.31 per warrant) was allocated to the warrants. The share issuance costs for this issuance were $95,657, paid in cash. The warrants expire on April 30, 2002. Each warrant entitles the holder to purchase one common share of the company for $1.00 until April 30, 2001, thereafter at $1.50 until April 30, 2002.

On June 30, 2000, the company issued 352,800 units at a price of $1.00 per unit for net proceeds of $320,700. Each unit consists of one common share and one share purchase warrant. Of the total consideration, $249,782 ($0.71 per share) was allocated to the common shares, and $103,018 ($0.29 per warrant) was allocated to the warrants. The share issuance costs for this issuance were $42,012. Of this amount, $32,100 was paid in cash and $9,912 was paid by the issuance of 14,000 common shares. The warrants expire on April 30, 2002. Each warrant entitles the holder to purchase one share of common stock of the company for $1.25 until April 30, 2001, thereafter at $1.50 until April 30, 2002.

On August 16, 2000, the company issued 1,768,000 units at a price of $1.00 per unit for net proceeds of $1,341,400. Each unit consists of one common share and one share purchase warrant. Of these units, 269,800 were issued pursuant to subscriptions received March 20, 2000. Accordingly, the common shares and warrants have been recorded based on their relative fair values on that date. The proceeds received for this subscription were $269,800. Of this amount, $185,083 ($0.69 per share) has been allocated to the common shares, and $84,717 ($0.31 per warrant) has been allocated to the warrants. The share issuance costs for this transaction were $20,000, paid in cash. The proceeds received for the remaining 1,498,200 units in this private placement were $1,498,200. Of this amount, $1,060,726 ($0.71 per share) was allocated to the common shares, and $437,474 ($0.29 per warrant)was allocated to the warrants. The share issuance costs for this issuance were $322,500. Of this amount $156,800 was paid in cash, $53,100 by the future issuance of 75,000 common shares, and $112,600 by the issuance of 200,000 common stock options. The warrants expire on April 30, 2002. Each warrant entitles the holder to purchase one share of common stock of the company for $1.25 until April 30, 2001, thereafter at $1.50 until April 30, 2002.

On February 9, 2001, the company received $64,250 as a subscription for 85,667 units. The units consist of one common share and one share purchase warrant. Of the total consideration, $48,830 ($0.57 per share) was allocated to common shares, and $15,420 ($0.18 per warrant) was allocated to the warrants. Share issuance costs of $6,425, paid in cash, have been allocated against the proceeds of the subscription.

On July 17, 2001, the Company issued 713,333 units at a price of $1.50 per unit. Each unit consists of one common share and one share purchase warrant. Of the total consideration, $1,015,823 ($1.42 per share) was allocated to the common shares, and $54,117 ($0.08 per warrant) was allocated to the share purchase warrants. There were no share issuance costs with respect to this issuance. The warrants expired on November 30, 2001.

On August 24, 2001, the Company issued 35,000 units at a price of $1.50 per unit for net proceeds of $52,500. Each unit consists of one common share and one share purchase warrant. Of the total consideration, $51,809 ($1.48 per share) was allocated to the common shares, and $691 ($0.02 per warrant) was allocated to the share purchase warrants. There were no share issuance costs with respect to this issuance.

On August 27, 2002, the Company issued 1,063,650 units at a price of $0.40 per unit for net proceeds of $423,482. Each unit consists of one common share and one share purchase warrant. The warrants expire on August 27, 2003. There were no share issuance costs with respect to this issuance.

On September 27, 2002, the Company issued 979,038 units at a price of $0.40 per unit for net proceeds of $391,608. Each unit consists of one common share and one share purchase warrant. The warrants expire on September 27, 2003. There were no share issuance costs with respect to this issuance.

On December 13, 2002, the Company issued 593,750 units at a price of $0.40 per unit for net proceeds of $237,500. Each unit consists of one common share and one share purchase warrant. The warrants expire on December 13, 2003. There were no share issuance costs with respect to this issuance.

Issue of Shares for Services
----------------------------

During 1999, the company agreed to issue 420,000 common shares to certain founding shareholders for the performance of certain services and achievement of certain milestones. Although the services were not performed, the company issued the common shares in 2000 and accordingly, recorded compensation expense of $288,120, representing the fair value of the common stock issued.

On June 12, 2001, the Company entered into a financial consulting services agreement with several consultants whereby these consultants were issued 75,000 common shares, with a fair value of $165,000, to provide advice on matters including strategic alliances, business development and general business consulting. These shares were issued upon execution of the agreement and recorded as a charge to general and administrative expense in the consolidated statement of operations.

On July 17, 2001, the Company issued 113,334 common shares for finder's fees related to the related party loan. These shares had a fair value of $236,868.

                                    EXHIBITS

Exhibit Number    Exhibit Description
--------------    -------------------

3.1(1)            Articles of Incorporation as filed with the Nevada Secretary of State
3.2(1)            Bylaws
5                 Legal Opinion
10.1              Consulting Agreement with Roan Meyers Associates, L.P. dated
                  August 23, 2002
10.2              Warrant Agreement with Roan Meyers Associates, L.P. dated
                  October 9, 2002
10.3              Warrant Agreement with Roan Meyers Associates, L.P. dated
                  October 22, 2002
10.4              Licensing Agreement with Endovasc Ltd., Inc.
10.5              Collaborative Research Agreement with the University of
                  British Columbia dated May 23, 2001 (2)
23.1              Consent of Legal Expert
23.2              Consent of Auditor

(1) previously filed as exhibits to the Company's Form 10SB12G filed April 25, 2000
(2) previously filed as an exhibit to the Company's Form 10KSB Transition report under Section 13 or 15(d) of the Securities Exchange Act of 1934 for the transition period from February 28, 2001 to May 31, 2001 as filed on December 3, 2001

                                  UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

         o to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         o reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         o include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against the liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by the director, officer or controlling person in connection with the securities being registered by this registration statement, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

6. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

7. For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on the 16th day of January, 2003.

MIV THERAPEUTICS, INC.



By: /s/ Alan Lindsay
   --------------------------
Alan Lindsay
President


In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES                            TITLE                           DATE
--------------------------------------------------------------------------------

/s/ Patrick A. McGowan         Executive Vice President, CFO,   January 16, 2003
--------------------------     Secretary, Director
Patrick A. McGowan


/s/ Alan P. Lindsay            Chairman, President, CEO         January 16, 2003
-------------------------
Alan P. Lindsay

FINANCIAL STATEMENTS (UNAUDITED)





                             MIV THERAPEUTICS, INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)


                        CONSOLIDATED FINANCIAL STATEMENTS
                        ---------------------------------


                                 AUGUST 31, 2002
                                   (UNAUDITED)
                            (STATED IN U.S. DOLLARS)


                                           MIV THERAPEUTICS, INC.
                                       (FORMERLY DBS HOLDINGS, INC.)
                                       (A DEVELOPMENT STAGE COMPANY)

                                         CONSOLIDATED BALANCE SHEET
                                                (UNAUDITED)
                                         (STATED IN U.S. DOLLARS)

----------------------------------------------------------------------------------------------------------
                                                                                AUGUST 31       MAY 31
                                                                                  2002           2002
----------------------------------------------------------------------------------------------------------
                                                                              (UNAUDITED)      (Audited)
                                 ASSETS                                                   (Restated - Note 4)

CURRENT
     Cash and cash equivalents                                                 $   298,563    $     4,536
     Prepaid expenses and deposits                                                  21,499         21,933
     Other receivable                                                              165,484        163,883
                                                                               ------------   ------------
                                                                                   485,546        190,352
INVESTMENT                                                                          50,000         50,000
LICENSE                                                                                 --        150,000
PLANT AND EQUIPMENT                                                                390,217        428,098
                                                                               ------------   ------------

                                                                               $   925,763    $   818,450
==========================================================================================================

                                LIABILITIES

CURRENT
     Accounts payable and accrued liabilities                                  $   949,939    $   836,530
                                                                               ------------   ------------

STOCKHOLDERS' DEFICIENCY

COMMON STOCK
     Authorized:
         80,000,000 common shares with a par value of $0.001
         20,000,000 preferred shares
     Issued and outstanding:
         16,665,500 common shares at August 31, 2002 and May 31, 2002
                                                                                    16,665         16,665

OTHER CAPITAL ACCOUNTS                                                           8,771,193      8,129,053
DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE                                (8,859,513)    (8,136,883)
ACCUMULATED OTHER COMPREHENSIVE INCOME                                              47,479        (26,915)
                                                                               ------------   ------------

                                                                                   (24,176)       (18,080)
                                                                               ------------   ------------

                                                                               $   925,763    $   818,450
==========================================================================================================


Approved by the Directors:


--------------------------------------                    ------------------------------------------------
Director                                                  Director


                                        MIV THERAPEUTICS, INC.
                                    (FORMERLY DBS HOLDINGS, INC.)
                                    (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT
                                             (UNAUDITED)
                                      (STATED IN U.S. DOLLARS)


----------------------------------------------------------------------------------------------------
                                                                                       PERIOD FROM
                                                                                      INCORPORATION
                                                                                        JANUARY 20
                                                            THREE MONTHS ENDED           1999 TO
                                                                 AUGUST 31               AUGUST 31
                                                           2002            2001            2002
----------------------------------------------------------------------------------------------------
                                                                    (Restated - Note 4)
EXPENSES
     General and administrative                        $    262,625    $    421,502    $  3,875,802
     Stock based compensation                               196,729       2,677,868       3,532,592
     Research and development                                59,918         282,535       2,456,499
     Depreciation                                            37,881          37,609         317,537
     Interest expense                                        15,477              --         868,681
     Intangible asset impairment (Note 3)                   150,000              --         150,000
                                                       -------------   -------------   -------------

LOSS FROM OPERATIONS                                        722,630       3,419,514      11,201,111

INTEREST INCOME                                                  --          (2,641)        (49,767)
                                                       -------------   -------------   -------------

LOSS FOR THE PERIOD                                    $    722,630    $  3,416,873    $ 11,151,344
====================================================================================================


BASIC AND FULLY DILUTED LOSS PER SHARE                 $      (0.04)   $      (0.22)
====================================================================================


WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING     16,665,500      15,471,569
====================================================================================


     * Note: Stock based compensation does not represent cash remuneration to the officers, directors or consultants and the calculation of the "value" at the date of grant is more fully disclosed in Note 2.


                                          MIV THERAPEUTICS, INC.
                                      (FORMERLY DBS HOLDINGS, INC.)
                                      (A DEVELOPMENT STAGE COMPANY)

                                   CONSOLIDATED STATEMENT OF CASH FLOWS
                                               (UNAUDITED)
                                         (STATED IN U.S. DOLLARS)

---------------------------------------------------------------------------------------------------------
                                                                                            PERIOD FROM
                                                                                           INCORPORATION
                                                                                             JANUARY 20
                                                                THREE MONTHS ENDED             1999 TO
                                                                     AUGUST 31                AUGUST 31
                                                                2002           2001             2002
---------------------------------------------------------------------------------------------------------
                                                                         (Restated - Note 4)
CASH FLOWS FROM OPERATING ACTIVITIES
     Loss for the period                                    $   (722,630)   $ (3,416,873)   $(11,151,344)

     Adjustments to reconcile loss to net cash used in
       operating activities
         Stock based compensation                                149,629       2,677,868       4,164,344
         Interest expense on related party loan                       --              --         850,000
         Depreciation                                             37,881          37,609         317,537
         Leasehold improvements written down                          --              --          13,300
         Intangible asset impairment                             150,000              --         150,000
     Changes in non-cash working capital items:
         Other receivable                                         (1,601)         (6,913)       (165,640)
         Prepaid expenses and deposits                               434           5,748         (22,179)
         Accounts payable and accrued liabilities                113,409         (62,420)        863,722
                                                            -------------   -------------   -------------
                                                                (272,878)       (764,981)     (4,980,260)
                                                            -------------   -------------   -------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Issuance of common stock and warrants for cash, less
       share issuance costs                                           --          52,500       3,656,143
     Related party loan                                               --              --         850,000
     Cash acquired in reverse acquisition                             --              --          13,824
     Common stock redemption                                          --              --        (120,000)
     Subscriptions received                                      492,511              --       1,818,577
                                                            -------------   -------------   -------------
                                                                 492,511          52,500       6,218,544
                                                            -------------   -------------   -------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Investments                                                      --              --         (50,000)
     Acquisition of license                                           --              --        (150,000)
     Purchases of plant and equipment                                 --         (10,354)       (725,972)
                                                            -------------   -------------   -------------
                                                                      --         (10,354)       (925,972)
                                                            -------------   -------------   -------------

FOREIGN EXCHANGE EFFECT ON CASH                                   74,394         (10,263)        (13,749)
                                                            -------------   -------------   -------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS
                                                                 294,027        (733,098)        298,563

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD
                                                                   4,536       1,242,332              --
                                                            -------------   -------------   -------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                    $    298,563    $    509,234    $    298,563
=========================================================================================================

                             MIV THERAPEUTICS, INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

                                 AUGUST 31, 2002
                                   (UNAUDITED)
                            (STATED IN U.S. DOLLARS)



1. BASIS OF PRESENTATION

     The unaudited consolidated financial statements as of August 31, 2002 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these consolidated financial statements be read in conjunction with the May 31, 2002 audited consolidated financial statements and notes thereto.

2. STOCK BASED COMPENSATION

     The Company accounts for employee stock based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 - "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the common stock. Non-employee stock based compensation is accounted for using the fair value method in accordance with SFAS No. 123 - "Accounting for Stock Based Compensation".

3. RELATED PARTY TRANSACTIONS

     During the period ended August 31, 2002, the Company paid $50,991 (2001 - $82,469) in management fees to directors of the Company. At August 31, 2002, $181,588 (2001 - $49,000) payable to the Chief Executive Officer of the Company for accrued salary and expenses paid on behalf of the Company.

4. CHANGE IN ACCOUNTING POLICY

     Effective June 1, 2002, the Company adopted the requirements of SFAS No. 142 - "Goodwill and Other Intangible Assets". Under SFAS No. 142, goodwill and indefinite-lived intangible assets are no longer amortized, but are reviewed annually or more frequently if impairment indicators arise, for impairment.

     During the quarter ended August 31, 2002, the Company recognized impairment loss of $150,000.

     The license was acquired on May 17, 2002 and no amortization was charged to operations in the financial statements for the year ended May 31, 2002.

                             MIV THERAPEUTICS, INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

                                 AUGUST 31, 2002
                                   (UNAUDITED)
                            (STATED IN U.S. DOLLARS)



5. PRIOR PERIOD ADJUSTMENT

     By an agreement dated May 17, 2002, the Company paid $150,000 for a license and $50,000 for 1,000,000 common shares of a listed public company. The Company previously recorded the license at $200,000 with value attributed to the 1,000,000 common shares. The adjustment results in an increase in investment of $50,000 and a decrease in license of $50,000 at May 31, 2002. Net loss for the year ended May 31, 2002 and earnings per share were not affected.

                                                           MORGAN
                                                           COMPANY
                                                           CHARTERED ACCOUNTANTS

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of MIV Therapeutics Inc.
(Formerly DBS Holdings, Inc.)
(A Development Stage Company)

We have audited the consolidated balance sheet of MIV Therapeutics Inc. (formerly DBS Holdings, Inc.) (a development stage company) as at May 31, 2002, and the consolidated statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at May 31, 2002 in accordance with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered losses from operations and has a working capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The consolidated balance sheet as at May 31, 2001 and the consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended May 31, 2001 and 2000 were audited by other auditors who expressed an unqualified opinion on November 13, 2001.

Vancouver, Canada                                       "Morgan & Company"

August 29, 2002                                         Chartered Accountants
                                       F-7


                                   MIV THERAPEUTICS INC.
                               (FORMERLY DBS HOLDINGS, INC.)
                               (A DEVELOPMENT STAGE COMPANY)

                                CONSOLIDATED BALANCE SHEETS
                                 (STATED IN U.S. DOLLARS)

------------------------------------------------------------------------------------------
                                                                            MAY 31
                                                                    2002             2001
------------------------------------------------------------------------------------------
ASSETS
CURRENT
     Cash and cash equivalents                                 $     4,536    $   332,332
     Cash held in trust                                               --          910,000
     Prepaid expenses and deposits                                  21,933         41,785
     Other receivable                                              163,883         14,920
                                                               -----------    -----------
                                                                   190,352      1,299,037
LICENSE (Note 9)                                                   200,000           --
PLANT AND EQUIPMENT (Note 4)                                       428,098        564,411
                                                               -----------    -----------

                                                               $   818,450    $ 1,863,448
==========================================================================================
LIABILITIES
CURRENT
     Accounts payable and accrued liabilities                  $   836,530    $   523,639
     Related party loan (Note 6)                                      --          850,000
                                                               -----------    -----------
                                                                   836,530      1,373,639
                                                               -----------    -----------

MINORITY INTEREST                                                     --          560,611
                                                               -----------    -----------

STOCKHOLDERS' DEFICIENCY

COMMON STOCK (Note 7)
     Authorized:
         80,000,000 common shares with a par value of $0.001
         20,000,000 preferred shares
     Issued and outstanding:
         16,665,500 common shares at May 31, 2002 and
         14,595,500 common shares at May 31, 2001                   16,665         14,596

OTHER CAPITAL ACCOUNTS                                           8,129,053      4,092,723
DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE                (8,136,883)    (4,207,417)
ACCUMULATED OTHER COMPREHENSIVE INCOME                             (26,915)        29,296
                                                               -----------    -----------
                                                                  (18,080)        (70,802)
                                                               -----------    -----------
                                                               $   818,450    $ 1,863,448
==========================================================================================

Approved by the Directors:

---------------------------------                 ------------------------------
Director                                           Director

                                   MIV THERAPEUTICS INC.
                               (FORMERLY DBS HOLDINGS, INC.)
                               (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT
                                 (STATED IN U.S. DOLLARS)

-----------------------------------------------------------------------------------------
                                                                             PERIOD FROM
                                                                            INCORPORATION
                                                                             JANUARY 20
                                                       YEARS ENDED             1999 TO
                                                          MAY 31                MAY 31
                                                   2002           2001           2002
-----------------------------------------------------------------------------------------
EXPENSES
     General and administrative              $    917,421    $  1,589,665    $  3,613,177
     Stock based compensation*                  3,124,833         211,030       3,335,863
     Research and development                     544,660       1,182,380       2,396,581
     Depreciation                                 149,395         104,985         279,656
     Interest expense                               3,204         850,000         853,204
                                             --------------------------------------------

LOSS FROM OPERATIONS                            4,739,513       3,938,060      10,478,481

INTEREST INCOME                                    (4,436)        (26,459)        (48,970)
                                             --------------------------------------------

LOSS FOR THE YEAR BEFORE MINORITY INTEREST      4,735,077       3,911,601      10,429,511

LESS:  MINORITY INTEREST SHARE OF LOSS           (805,611)           --              --
                                             --------------------------------------------

LOSS FOR THE YEAR                            $ (3,929,466)   $  3,911,601    $ 10,429,511
=========================================================================================

BASIC AND FULLY DILUTED LOSS PER SHARE       $      (0.24)   $      (0.25)
==========================================================================

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING                      16,382,135      15,805,869
=========================================================================

* Note: Stock based compensation does not represent cash remuneration to the officers, directors or consultants and the calculation of the "value" at the date of grant is more fully disclosed in Notes 3(k) and 7(d).

                                           MIV THERAPEUTICS INC.
                                       (FORMERLY DBS HOLDINGS, INC.)
                                       (A DEVELOPMENT STAGE COMPANY)

                                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                                         (STATED IN U.S. DOLLARS)

----------------------------------------------------------------------------------------------------------
                                                                                               PERIOD FROM
                                                                                              INCORPORATION
                                                                                                JANUARY 20
                                                                      YEARS ENDED                1999 TO
                                                                         MAY 31                  MAY 31
                                                                 2002             2001            2002
-----------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Loss for the year                                      $ (3,929,466)   $ (3,911,601)   $(10,429,511)
     Adjustments to reconcile loss to net cash used in
       operating activities
         Stock based compensation                              3,124,833         211,030       4,014,715
         Interest expense on related party loan                     --           850,000         850,000
         Depreciation                                            149,395         104,985         279,656
         Leasehold improvements written down                        --            13,300          13,300
         Minority interest                                      (805,611)           --              --
     Changes in non-cash working capital items:
         Other receivable                                       (148,963)        (15,076)       (164,039)
         Prepaid expenses and deposits                            19,852         (12,759)        (22,613)
         Accounts payable and accrued liabilities                312,891         391,316         750,313
                                                            ---------------------------------------------
                                                              (1,277,069)     (2,368,805)     (4,708,179)
                                                            ---------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Issuance of common stock and warrants for cash, less
       share issuance costs                                       52,500       1,719,925       3,656,143
     Deferred financing costs                                       --            62,100            --
     Related party loan                                             --           850,000         850,000
     Cash acquired in reverse acquisition                           --            13,824          13,824
     Subscriptions received                                      256,066       1,070,000       1,326,066
     Common stock redemption                                        --          (120,000)       (120,000)
                                                            ---------------------------------------------
                                                                 308,566       3,595,849       5,726,033
                                                            ---------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Acquisition of license                                     (200,000)           --          (200,000)
     Purchases of plant and equipment                            (14,385)       (542,724)       (725,972)
                                                            ---------------------------------------------
                                                                (214,385)       (542,724)       (925,972)
                                                            ---------------------------------------------

FOREIGN EXCHANGE EFFECT ON CASH                                  (54,906)        (29,244)        (87,346)
                                                            ---------------------------------------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS          (1,237,796)        655,076           4,536

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                   1,242,332         587,256            --
                                                            ---------------------------------------------

CASH AND CASH EQUIVALENTS, END OF YEAR                      $      4,536    $  1,242,332    $      4,536
=========================================================================================================


                                                       MIV THERAPEUTICS INC.
                                                   (FORMERLY DBS HOLDINGS, INC.)
                                                   (A DEVELOPMENT STAGE COMPANY)

                                     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                                                            MAY 31, 2002
                                                      (STATED IN U.S. DOLLARS)

                                                            COMMON STOCK                               OTHER CAPITAL ACCOUNTS
                                     ------------------------------------------------------------ ----------------------------------
                                        Number                                     Additional                           Common
                                          Of           Par                          Paid-In           Deferred            Stock
                                        Shares        Value        Warrant          Capital         Compensation         Issuable
                                     -----------------------------------------------------------------------------------------------
Balance, May 31, 2000                  13,564,990  $    13,565  $      257,794  $     1,766,881   $     (30,820)    $     505,963

Issuance of common stock
     For cash                           1,865,000        1,865         540,492        1,119,743               -                 -
     For settlement of agreement
                                           62,000           62               -           42,470               -                 -
     For conversion of
       subscriptions receivable           269,800          270          84,717          164,813               -          (249,800)
Common Shares issuable                          -            -               -                -               -            53,100
Subscriptions received                          -            -               -                -               -            57,825
Stock options granted                           -            -               -          112,600               -                 -
Common Shares issuable pursuant to
  anti-dilution provision
                                                -            -               -                -               -            25,147
Amortization of stock based
  compensation                                  -            -               -                -          20,183                 -
Beneficial conversion on related
  party loan                                    -            -               -          850,000               -                 -
Comprehensive income (loss)
     Loss for the year                          -            -               -                -               -                 -
     Foreign currency translation
       adjustment                               -            -               -                -               -                 -
                                     ------------- ------------ --------------- ----------------  --------------    --------------

Balance prior to recapitalization      15,761,790       15,762         883,003        4,056,507         (10,637)          392,235
Minority interest of M-I Vascular
  Innovations, Inc. (Note 1(b))        (6,751,790)      (6,752)       (113,776)      (1,792,374)              -          (392,235)
                                     ------------- ------------ --------------- ----------------  --------------    --------------

Total relating to final M-I
  Vascular Innovations, Inc. May
  15, 2001                              9,010,000        9,010         769,227        2,264,133         (10,637)                -
DBS Holdings, Inc. (MIV
  Therapeutics, Inc.) shareholders
  at May 15, 2001                      11,085,500       11,086               -          150,104               -                 -
Share redemption pursuant to share
  exchange and finance agreement
                                       (5,500,000)      (5,500)              -         (150,104)              -                 -
Subscriptions received                          -            -               -                -               -         1,070,000

                                     ------------- ------------ --------------- ----------------  --------------    --------------

Balance, May 31, 2001                  14,595,500       14,596         769,227        2,264,133         (10,637)        1,070,000

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
(CONTINUED)

                                                   Accumulated        Deficit
                                                     Other          Accumulated
                                                 Comprehensive      During The          Total
                                                    Income          Development     Stockholders'
                                                    (Loss)             Stage            Equity
                                              ----------------------------------------------------

Balance, May 31, 2000                         $       (731)      $   (1,782,036)  $       730,616

Issuance of common stock
     For cash                                         -                   -             1,662,100
     For settlement of agreement
                                                      -                   -                42,532
     For conversion of
       subscriptions receivable                       -                   -                 -
Common Shares issuable                                -                   -                53,100
Subscriptions received                                -                   -                57,825
Stock options granted                                 -                   -               112,600
Common Shares issuable pursuant to
  anti-dilution provision
                                                      -                   -                25,147
Amortization of stock based
  compensation                                        -                   -                20,183
Beneficial conversion on related
  party loan                                          -                   -               850,000
Comprehensive income (loss)
     Loss for the year                                -              (3,911,601)       (3,911,601)
     Foreign currency translation
       adjustment                                   30,027                -                30,027
                                             ------------------------------------------------------
Balance prior to recapitalization                   29,296           (5,693,637)         (327,471)
Minority interest of M-I Vascular
  Innovations, Inc. (Note 1(b))                       -               1,744,526          (560,611)
                                             ------------------------------------------------------
Total relating to final M-I
  Vascular Innovations, Inc. May
  15, 2001                                          29,296           (3,949,111)         (888,082)
DBS Holdings, Inc. (MIV
  Therapeutics, Inc.) shareholders
  at May 15, 2001                                     -                (193,910)          (32,720)
Share redemption pursuant to share
  exchange and finance agreement
                                                      -                 (64,396)         (220,000)
Subscriptions received                                -                   -             1,070,000
                                             ------------------------------------------------------

Balance, May 31, 2001                               29,296           (4,207,417)          (70,802)

                                               MIV THERAPEUTICS INC.
                                           (FORMERLY DBS HOLDINGS, INC.)
                                           (A DEVELOPMENT STAGE COMPANY)

                            CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                                                   MAY 31, 2002
                                             (STATED IN U.S. DOLLARS)

                                                            COMMON STOCK                               OTHER CAPITAL ACCOUNTS
                                     ------------------------------------------------------------ ----------------------------------
                                        Number                                     Additional                           Common
                                          Of           Par                          Paid-In           Deferred           Stock
                                        Shares        Value        Warrant          Capital         Compensation        Issuable
                                     ------------- ------------ --------------- ----------------- ----------------- ----------------

Balance, May 31, 2001                  14,595,500  $    14,596  $      769,227  $     2,264,133   $     (10,637)    $   1,070,000

Issuance of common stock
     For subscription received
       (Note 7(a))                        713,333          713          54,177        1,015,110               -        (1,070,000)
     For cash (Note 7(a))                  35,000           35             691           51,774               -                 -
     For settlement of related
       party loan (Note 6)              1,133,333        1,133         326,268          522,599               -                 -
     For finders' fees
       (Note 7(b))                        113,334          113               -          236,755               -                 -
     For services rendered (Note
       7(b))                               75,000           75               -          164,925               -                 -
Stock option grants (Note 7(d))                 -            -               -        2,552,073        (322,439)                -
Expiration of warrants
  (Note 7(c))                                   -            -         (54,868)          54,868               -                 -
Amortization of stock based
  compensation                                  -            -               -                -         248,331                 -
Subscriptions received (Note7(e))
                                                -            -               -                -               -           256,066
Comprehensive income (loss)
     Loss for the year                          -            -               -                -               -                 -
     Foreign currency translation
       adjustment                               -            -               -                -               -                 -

                                     ------------- ------------ --------------- ----------------  --------------    --------------

Balance, May 31, 2002                  16,665,500  $    16,665  $    1,095,495  $     6,862,237   $     (84,745)    $     256,066
                                     =============================================================================================

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
(CONTINUED)

                                       Accumulated         Deficit
                                          Other          Accumulated
                                      Comprehensive      During The          Total
                                         Income          Development     Stockholders'
                                         (Loss)            Stage             Equity
                                    ------------------ ---------------- -----------------

Balance, May 31, 2001               $     29,296       $   (4,207,417)  $       (70,802)

Issuance of common stock
     For subscription received
       (Note 7(a))                          -                   -                 -
     For cash (Note 7(a))                   -                   -                52,500
     For settlement of related
       party loan (Note 6)                  -                   -               850,000
     For finders' fees
       (Note 7(b))                          -                   -               236,868
     For services rendered (Note
       7(b))                                -                   -               165,000
Stock option grants (Note 7(d))             -                   -             2,229,634
Expiration of warrants
  (Note 7(c))                               -                   -                 -
Amortization of stock based
  compensation                              -                   -               248,331
Subscriptions received (Note7(e))
                                            -                   -               256,066
Comprehensive income (loss)
     Loss for the year                      -              (3,929,466)       (3,929,466)
     Foreign currency translation
       adjustment                        (56,211)               -               (56,211)
                                   ------------------------------------------------------

Balance, May 31, 2002               $    (26,915)      $   (8,136,883)  $       (18,080)
                                   ======================================================

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

1. ORGANIZATION AND BUSINESS OF THE COMPANY

     MIV Therapeutics Inc. (the "Company") is a development stage company involved in the design, manufacture and development of a new generation of implantable medical devices that will utilize its advanced biocompatible stent coating and drug-delivery technologies.

     On April 25, 2001, the Company entered into a Share Exchange and Finance Agreement (the "MIV Share Exchange Agreement") with M-I Vascular Innovations, Inc. ("MIV") and certain shareholders of MIV (the "MIV Shareholders"), whose total ownership constituted more than 50% of the stockholders of MIV. The MIV Share Exchange Agreement closed effective as of May 15, 2001. As a consequence, the Company acquired control of MIV and control of the Company shifted from the founders of the Company to the MIV Shareholders. The change of control resulted from the combined effect of
     (i) a redemption of 5,500,000 of the common shares, and (ii) the issuance of common stock by the Company in a one-for-one exchange for the shares of MIV stock held by the MIV Shareholders. As a result, the MIV Shareholders signing the agreement now own or have the right to own a total of 9,010,000 shares of the outstanding common stock of the Company. The MIV Share Exchange Agreement requires the Company to also make an offer to the remaining shareholders of MIV upon the demand of MIV.

     Recapitalization

     On April 25, 2001, M-I executed a Share Exchange and Finance Agreement (Agreement) with MIV, which is a development stage company incorporated in Nevada. The main business of MIV prior to April 25, 2001 was its InvestorService.com website. This business ceased operations as of April 25, 2001, and at the time of the Agreement, MIV was a non-operating Company.

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

1. ORGANIZATION AND BUSINESS OF THE COMPANY (Continued)

     Recapitalization (Continued)

     In connection with the Agreement, MIV acquired 9,010,000 issued and outstanding common shares of M-I. As consideration for the M-I common shares, MIV issued 9,010,000 common shares. This transaction closed on May 15, 2001, and as a result, the former shareholders of M-I obtained a majority interest in MIV. As MIV was a non-operating public Company, the share exchange has been accounted for as a recapitalization of M-I and an issuance of shares by M-I to the shareholders of MIV. On May 15, 2001, MIV had total assets of $13,824 and total liabilities of $46,544. As the total liabilities exceeded total assets by $32,720, the excess of liabilities over assets over the par value of the stock related to MIV shareholders was charged to deficit as if a distribution was made to the MIV shareholders. As 43% of the M-I shareholders did not tender their shares in the combination, those interests represent a minority interest in the legal subsidiary. Accordingly, 6,751,790 common shares related to the minority interest were removed from the number of shares outstanding as at May 15, 2001 along with the par value of such shares, a pro rata amount from additional paid-in capital and, as the Company has a shareholders' deficiency, an amount from deficit to the extent of the amount removed from common stock and additional paid-in capital. In addition, shares issuable to certain subscribers were reflected as a minority interest. Any such offer will be accounted for as a step purchase.

     Pursuant to the terms of the Agreement, warrants held by shareholders who agreed to exchange their common shares for MIV common shares were deemed to be exchanged for warrants in MIV. The value of warrants held by shareholders who did not agree to exchange their shares has been allocated to minority interest. In addition, the value of compensatory stock options issued by the Company to employees and other non-shareholders and the value relating to common stock issuable in M-I have also been allocated to minority interest.

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

2. GOING CONCERN

     Since inception, the Company has suffered recurring losses, totalling $8,136,883 as of May 31, 2002, and has a net working capital deficiency. The Company has funded its operations through the issuance of common stock, and through related party loans, in order to meet its strategic objectives. The Company anticipates that losses will continue until such time, if ever, as the Company is able to generate sufficient revenues to support its operations. The company's ability to generate revenue primarily depends on its success in completing development and obtaining regulatory approvals for the commercialisation of its stent technology. There can be no assurance that any such events will occur, that the Company will attain revenues from commercialisations of its products, or that the Company will ever achieve profitable operations. Management is currently evaluating additional financing opportunities, but has no formal plan in place to raise the required capital. There can be no assurance that the Company will be able to obtain sufficient funds on terms acceptable to the Company to continue the development of, and if successful, to commence the manufacture and sale of its products under development, if and when approved by the applicable regulatory agencies. As a result of the foregoing, there exists substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments relating to the recoverability of the carrying amounts of recorded assets or the amount of liabilities that might result from the outcome of this uncertainty.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a)   Principles of Consolidation

          The accompanying consolidated financial statements include the accounts of MIV Therapeutics, Inc. (incorporated in Nevada, USA), M-I Vascular, Inc. (incorporated in Delaware, USA), and its wholly owned subsidiary, MIVI Technologies, Inc. (incorporated in Yukon, Canada). All significant intercompany transactions and balances have been eliminated.

     b)  Basis of Presentation

         These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

     c)  Development Stage

         The Company's activities have primarily consisted of establishing facilities, recruiting personnel, conducting research and development, developing business and financial plans and raising capital. Accordingly, the Company is considered to be in the development stage.

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     d)   Capital Assets

          Capital assets are recorded at cost and amortized as follows:

                  Furniture and fixtures 5 years straight line basis Computer equipment 3 years straight line basis Laboratory equipment 5 years straight line basis Leasehold improvements Over term of lease

     e)   Leasehold Improvements

          The benefit associated with leasehold inducements is recognized over the term of the lease.

     f)   Research and Development Costs

          Expenditures for research and development are expensed in the period incurred.

     g)   Income Taxes

          The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

     h)   Foreign Currency Translation

          The Company's subsidiary's operations are located in Canada, and its functional currency is the Canadian dollar. The financial statements of the subsidiary have been translated using the current method whereby the assets and liabilities are translated at the year end exchange rate, capital accounts at the historical exchange rate, and revenues and expenses at the average exchange rate for the period. Adjustments arising from the translation of the Company's subsidiary's financial statements are included as a separate component of shareholders' equity.

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     i)   Financial Instruments and Concentration of Credit Risk

          The Company's financial instruments consist of cash, accounts receivable, accounts payable and accrued liabilities, and amounts due to and from related parties.

          Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

     j)   Loss Per Share

          Loss per share is calculated using the weighted average number of common shares outstanding during the year. Fully diluted loss per share is not presented as the impact of the exercise of options is anti-dilutive.

     k)   Stock Based Compensation

          The Company accounts for employee stock based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 - "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the common stock. Non-employee stock based compensation is accounted for using the fair value method in accordance with SFAS No. 123 - "Accounting for Stock Based Compensation".

     l)   Comprehensive Loss

          Comprehensive loss includes all changes in equity during the year except those resulting from investments by, or distribution to, shareholders. The Company's comprehensive loss consists solely of net earnings and foreign currency translation adjustment for the year.

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     m) Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of

          The Company reviews long-lived assets and including identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     n)   Recent Accounting Pronouncements

          In June 1998, the Financial Accounting Standards Board (FASB) issued Statement No. 133 - "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133). SFAS No. 133 establishes accounting and reporting standards for derivative instruments, embedded in other contracts, and for hedging activities. It requires that an entity recognizes all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The accounting for changes in fair value of the derivative depends on the intended use of the derivative and the resulting designation. The Company does not expect that the adoption of SFAS No. 133 will have a material impact on its consolidated financial statements.

          In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141 - "Business Combinations", and SFAS No. 142 - "Goodwill and Other Intangible Assets". SFAS No. 141 eliminates the pooling-of-interests method of accounting for business combinations, except for qualifying business combinations that were initiated prior to July 1, 2001. Under SFAS No. 142, goodwill and indefinite-lived intangible assets are no longer amortized, but are reviewed annually, or more frequently if impairment indicators arise, for impairment. The Company is required to adopt SFAS No. 142 on June 1, 2002. The Company does not believe the adoption of SFAS Nos. 141 and 142 will have a material effect on its consolidated financial statements.

          In August 2001, the FASB issued SFAS No. 143 - "Accounting for Asset Retirement Obligations". SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived assets. The Company is required to adopt SFAS No. 143 on June 1, 2003, and it does not believe the adoption of SFAS No. 143 will have a material effect on its consolidated financial statements.

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     n) Recent Accounting Pronouncements (Continued)

          In October 2001, the FASB issued SFAS No. 144 - "Accounting for the Impairment or Disposal of Long-Lived Assets", which supersedes SFAS No. 121 - "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", and provides a single accounting model for long-lived assets to be disposed of. The Company is required to adopt SFAS No. 144 on June 1, 2002, and it does not believe the adoption of SFAS No. 144 will have a material effect on its consolidated financial statements.

     o)   Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts revenues and expenses during the period. Actual results could differ from those estimates.

4. CAPITAL ASSETS

                                                                     2002                                2001
                                             ---------------------------------------------------    ----------------
                                                                Accumulated        NET BOOK            Net Book
                                                  Cost          Depreciation         VALUE               Value
                                             ---------------------------------------------------    ----------------
    Furniture and fixtures                   $       39,404   $      12,260     $       27,144      $      30,643
    Computer equipment                               97,905          71,254             26,651             56,921
    Laboratory equipment                            524,250         176,499            347,752            450,618
    Leasehold improvements                           49,158          22,607             26,551             26,229
                                             ---------------------------------------------------    ----------------

                                             $      710,717   $     282,620     $      428,098      $     564,411
                                             ===================================================    ================

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

5. SUPPLEMENTAL CASH FLOW INFORMATION

                                                                                        2002             2001
                                                                                  ------------------------------
    Supplemental non-cash investing and financing activities

    Issuance of common stock for:
         Accounts payable in settlement of agreement                              $      -        $   42,532
         Related party loan (Note )                                                    850,000           -
         Services (Note )                                                              165,000           -
         Finder's fee (Note )                                                          236,868         63,012
    Issuance of stock options for finder's fee (Note )                                   -            112,600
    Common stock issuable pursuant to anti-dilution provision (Note )
                                                                                         -             25,147
    Issuance of common stock in reverse acquisition                                      -            (32,720)
    Beneficial conversion feature on related party loan                                  -            850,000

6. RELATED PARTY LOAN

     The Company received an unsecured loan for $850,000 during the year ended May 31, 2001 from a Company which was controlled by the President and Chief Executive Officer of the Company. This loan was non-interest bearing with no stated terms of repayment. On July 17, 2001, this loan was converted into 1,133,333 equity units at a price of $0.75 per unit. As there was no formal agreement in place, the Company accounted for the loan as though it was convertible into equity at the option of the lender at the date it was received by the Company.

     On the date the terms of conversion were contemplated by the Company, the fair market value of equity units was $1.50 per unit. Accordingly, the beneficial conversion feature existed at this date, being the difference in the number of units the loan was convertible into at the fair market value at that date at $1.50 per unit (566,667 units) and the number of units the loan was actually convertible into at $0.75 per unit (1,133,333 units). Interest expense of $850,000, being the number of excess units the loan was convertible into 566,667 units at their fair market value of $1.50 per unit, was recorded by the Company on the date the conversion feature was determined.

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

7. COMMON STOCK

     During the year ended May 31, 2002, the Company amended its Articles of Incorporation to provide for an increase in its authorized share capital. The authorized capital stock consists of 80,000,000 common shares and one share at a par value of $0.001 per share, and 20,000,000 preferred shares with class and series designations, par values, voting rights, and relative rights and preferences to be determined by the board of directors of the Company from time to time.

     a)   Private Placements

          On July 17, 2001, the Company issued 713,333 units at a price of $1.50 per unit. These units were subscribed to on May 15, 2001, therefore, net proceeds of this issuance were $Nil. Each unit consists of one common share and one share purchase warrant. Of the total consideration, $1,015,823 ($1.42 per share) was allocated to the common shares, and $54,117 ($0.08 per warrant) was allocated to the share purchase warrants. There were no share issuance costs with respect to this issuance. The warrants expired on November 30, 2001.

          On August 24, 2001, the Company issued 35,000 units at a price of $1.50 per unit for net proceeds of $52,500. Each unit consists of one common share and one share purchase warrant. Of the total consideration, $51,809 ($1.48 per share) was allocated to the common shares, and $691 ($0.02 per warrant) was allocated to the share purchase warrants. There were no share issuance costs with respect to this issuance.

     b)   Issue of Shares for Services

          On June 12, 2001, the Company entered into a financial consulting services agreement with several consultants whereby these consultants were issued 75,000 common shares, with a fair value of $165,000, to provide advice on matters including strategic alliances, business development and general business consulting. These shares were issued upon execution of the agreement and recorded as a charge to general and administrative expense in the consolidated statement of operations.

          On July 17, 2001, the Company issued 113,334 common shares for finder's fees related to the related party loan (Note 6). These shares had a fair value of $236,868. Accordingly, these shares were recorded as a charge to general and administrative expense in the consolidated statement of operations.

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

7. COMMON STOCK (Continued)

     c)   Warrants

          The following table summarizes information about the warrants issued by the Company:

                                                     NUMBER OF
                                                     UNDERLYING
                                                       SHARES
                                                     -----------

          Balance, May 31, 2001                      2,560,000

          Issued - private placements (Note 7(a))    1,881,666
          Expired (Note 7(c))                         (748,333)
                                                     ---------
          Balance, May 31, 2002                      3,693,333
                                                     ==========

          As at May 31, 2002, the Company has outstanding warrants to purchase 3,693,333 common shares at $1.50 per share, 2,560,000 expiring on April 30, 2003, and 1,133,333 expiring on June 14, 2003.

          In connection with the issuance of 748,333 units for private placement, $54,868 of the proceeds has been allocated to the warrants. 713,333 warrants expired on November 30, 2001, 25,000 on December 27, 2001, and 10,000 on January 2, 2002, resulting in an increase of additional paid-in capital related to common stock of $54,868 and a decrease of $54,868 of additional paid-in capital relating to warrants.

     d)   Stock Options

          The Company's proposed stock option plan will provide for the grant of incentive stock options to employees and officers of the Company. The Company does not currently have a formal stock option plan. Options are granted for a term not to exceed five years from the date of grant. Stock options granted to employees generally vest over a period of three years.

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

7. COMMON STOCK (Continued)

     d) Stock Options (Continued)

          The Company had the following stock option activity:

                                                                       WEIGHTED
                                                                       AVERAGE
                                                        NUMBER OF      EXERCISE
                                                         OPTIONS         PRICE
                                                        ------------------------

          Balance outstanding, May 31, 2001            1,687,500       $    0.84

          Options granted                              4,210,000            0.88
          Options cancelled                           (2,322,500)           0.88
                                                      --------------------------

          Balance outstanding, May 31, 2002            3,575,000       $    0.86
                                                      ==========================

          The following table summarizes information about the stock options outstanding at May 31, 2002:

              2002 OPTIONS OUTSTANDING
------------------------------------------------------
                      NUMBER            WEIGHTED
                   OUTSTANDING          AVERAGE
                        AT             REMAINING
   EXERCISE           MAY 31          CONTRACTUAL              OPTIONS
     PRICE             2002           LIFE (YEARS)           EXERCISABLE
---------------- ----------------- -------------------    ------------------

$      0.55            1,230,000          3.4                   1,230,000
       0.80              150,000          5.0                     150,000
       1.00            1,995,000          2.8                   1,722,500
       1.50              200,000          1.9                     100,000
------------------------------------------------------    ------------------

$      0.88            3,575,000          3.0                   3,202,500
======================================================    ==================

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

7. COMMON STOCK (Continued)

     d) Stock Options (Continued)

                            2001 OPTIONS OUTSTANDING
                ---------------------------------------------
                                   NUMBER          WEIGHTED
                                OUTSTANDING        AVERAGE
                                     AT           REMAINING
                   EXERCISE        MAY 31        CONTRACTUAL         OPTIONS
                     PRICE          2001         LIFE (YEARS)      EXERCISABLE
                ----------------------------------------------   --------------

                $      0.55           580,000        3.7             430,001
                       1.00         1,107,500        3.8             861,836
                ----------------------------------------------   --------------

                $      0.84         1,687,500        3.8           1,291,837
                ==============================================   ==============

          On August 14, 2001, the Company issued 490,000 stock options, exercisable in shares of M-I, to employees and directors at a price of $1.00, and vesting immediately. This brought the total amount of options exercisable for stock of M-I to 2,177,500. All of the outstanding M-I options were cancelled on August 30, 2001. Of this amount, 1,585,000 related to employees of the Company and were reissued as options for shares of MIV, with different vesting periods attached. An additional 1,175,000 options of MIV were also issued on this date. All options issued had an exercise price of $1.00, with the exception of 60,000 options relating to original M-I options, which had an exercise price of $0.55.

          The intrinsic value of the M-I options issued on August 14, 2001, $245,000, has been recorded as compensation expense and minority interest as at that date.

          On August 30, 2001, the date of the change in the previous M-I options and the date of grant of all new options, all the options issued were accounted for as though they were new issuances as required by FIN No.
          44. On that date, deferred compensation of the intrinsic value of the options was recorded in the amount of $2,275,000. Of this amount, $1,981,000 related to options that vested immediately, and therefore, this amount has been recorded as compensation expense in the consolidated statement of operations. The remaining $294,000 will be recognized over the vesting period of the related options, generally one year.

          The Company granted 1,150,000 stock options during the quarter ended November 30, 2001 at exercise prices ranging from $0.55 to $1.50 with expiry dates up to six years.

          On February 20, 2002, the Company granted 150,000 stock options at a price of $1.00 per share expiring in five years.

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

7. COMMON STOCK (Continued)

     d) Stock Options (Continued)

          On May 16, 2002, the Company granted 150,000 stock options to a director at a price of $0.80 per share expiring in five years.

          Had the stock based compensation been determined under the method prescribed by SFAS No. 123, the Company's loss for the period would have been as follows:

                                                                   2002               2001
                                                             --------------     ---------------
          Loss for the year                                  $   (4,995,077)    $    (3,911,601)
          Additional compensation expense                        (1,036,586)            (20,465)
                                                             --------------     ---------------

          Pro-forma loss for the year                        $   (6,031,663)    $    (3,932,066)
                                                             ==============     ===============

          Pro-forma basic and fully diluted loss per share   $       (0.37)     $         (0.24)
                                                             =============      ===============

          The pro-forma compensation expense is estimated using the Black-Scholes option-pricing model assuming no dividend yield and the following weighted average assumptions for options granted:

                                                2002          2001
                                            --------------------------

          Risk free interest rate                5.25%         6.5
          Expected life (in years)               4.5           3.0
          Expected volatility                  273.98%         0.0

     e)   Subscriptions Received

          During the year, the Company received $256,066 as subscription for 598,215 units of the Company. These units consist of one common share at $0.40 and one share purchase warrant providing for the issue of an additional share for $1.00.

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

8. RELATED PARTY TRANSACTIONS

     The following services were provided by related parties. These transactions, recorded at fair market values were as follows:

     a) The Company paid financing commissions of $Nil (2001 - $150,000) to a Company whose officer was a director of the Company. The Company also issued 200,000 stock options and had 75,000 common shares issuable at August 31, 2000 to this same director in respect of the August 16, 2000 private placement. The 200,000 options were expensed at their fair value, as determined by the Black-Scholes option pricing model, in the amount of $112,600. The 75,000 shares were expensed at their fair value on the date of issuance $53,100.

     b) The Company paid $4,583 (2001 - $9,570) in rent to a Company with common officers of the Company. At May 31, 2002, $2,805 (2001 - $1,370) was due to this Company.

     c) The Company paid $79,497 (2001 - $124,864) in legal fees to a firm which employs a former director of the Company. At May 31, 2002, $88,324 (2001 - $81,303) was due to this Company.

     d) The Company paid $189,600 (2001 - $302,902) in management and directors fees to directors and officers of the Company.

     e) The Company paid $40,592 (2001 - $33,000) in consulting fees to directors and officers of the Company.

9.   LICENSE

     On May 17, 2002, the Company entered into a license agreement with Endovasc Ltd., Inc., which provides the Company with the exclusive license to use, or cause to be used, certain technology known as "PRO stent" and "Liprostin/PRO stent", and any improvements in any manner, and for any purpose, to develop, maintain, manufacture, distribute (with the exclusivity of distribution only being limited to the areas of Canada, the United States and Mexico), market, sale, lease and/or license or sub-license all products derived or developed from such technology.

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

9. LICENSE (Continued)

     To obtain the license, the Company must pay a license fee of US$2,200,000. The first payment of US$200,000 was made subsequent to May 31, 2002. A further US$1,000,000 with at least US$300,000 in cash or common shares of the Company is payable within 12 months of the execution of the agreement, and final US$1,000,000 with at least US$300,000 in cash or common shares is payable within 24 months from the execution of the agreement.

     In addition, the Company must pay a royalty fee, being the greater of 8% of all product revenues or for a period of ten consecutive years commencing on the date that the Company completes either the sale, transfer and/or assignment of either all of the license rights acquired or all of the assets or outstanding shares of the Company, a minimum advance of not less than US$2,000,000 for each of such ten years.

     As a consequence of the license, the Company shall have an exclusive option, during the first 90 calendar days of the terms of the agreement, to form a 50/50 joint venture relationship to develop ANGIOGENIX coating products and the Resorbable Stent and Catheter Technology consequent thereon, with a deemed value of US$2,500,000.

10. COMMITMENTS

     The Company incurred rental cost of $97,000 (2001 - $75,718) and is committed to the following annual rent on its premises:

                    2003                $97,900
                    2004                $98,871
                    2005                $99,565
                    2006                $41,485

11. SUBSEQUENT EVENT

     On August 1, 2002, the Company granted 100,000 stock options to a consultant at a price of $1.00 up to five years.